UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Meridian Bioscience, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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3471 River Hills Drive

Cincinnati, Ohio 45244

www.meridianbioscience.com

Notice of Annual Meeting of Shareholders

and Proxy Statement

Dear Shareholders:

On behalf of the Board of Directors, I invite you to attend our Annual Meeting of Shareholders on January 27, 2021 at 2:00 p.m. Eastern Time. In connection with ongoing developments related to coronavirus COVID-19 and with continued concern for the health and safety of our shareholders and employees, this year’s Annual Meeting will once again be conducted as a virtual meeting of shareholders. We believe that hosting a virtual meeting provides expanded access, improved communication and cost savings to our shareholders and the Company and also aligns with our interests in the health and safety of our shareholders and employees. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/VIVO2021. There will not be a physical meeting location and you will not be able to attend the Annual Meeting in person.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how the Board operates and gives personal information about our director candidates.

Pursuant to Securities and Exchange Commission rules allowing companies to furnish proxy materials to shareholders over the internet, a Notice of Internet Availability of Proxy Materials was sent to shareholders on or about December 16, 2020. The Notice contains information on how to access copies of the proxy materials and vote your shares.

Whether or not you virtually attend the meeting, please cast your proxy vote promptly, either online, over the phone or by returning your signed and dated proxy card in the enclosed envelope.

Sincerely yours,

/s/ David C. Phillips

David C. Phillips

Chairman of the Board

December 16, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 27, 2021

This proxy statement and our 2020 Annual Report to Shareholders are available at www.proxyvote.com

Date:

January 27, 2021

Time:

2:00 p.m., Eastern Time

Place:

Online at www.virtualshareholdermeeting.com/VIVO2021

Purpose:

•	Elect as directors the nine nominees named in the accompanying proxy materials;

•	Ratify the appointment of Grant Thornton LLP as Meridian’s independent registered public accountants for fiscal year 2021;

•	Approve the 2021 Omnibus Award Plan; and

•	Conduct an advisory vote on our executive compensation (“Say-on-Pay”).

Only shareholders of record on December 3, 2020 may vote at the meeting. The approximate mailing date of this proxy statement and accompanying proxy card is December 16, 2020.

Your vote is important. Whether or not you plan to virtually attend the 2021 annual meeting, please cast your proxy vote promptly, either online, over the phone or by returning your signed and dated proxy card in the enclosed envelope.

By Order of the Board of Directors,

/s/ Bryan T. Baldasare

Bryan T. Baldasare

Executive Vice President, Chief Financial Officer

and Secretary

December 16, 2020

Meridian makes available, free of charge on its website, all of its filings that are made electronically with the Securities and Exchange Commission (“SEC”), including Forms 10-K, 10-Q and 8-K. These filings are also available on the SEC’s website (www.sec.gov). To access these filings, go to our website (www.meridianbioscience.com). Copies of Meridian’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020, including financial statements and schedules thereto, filed with the SEC, are also available without charge to shareholders upon written request addressed to:

Bryan T. Baldasare

Executive Vice President, Chief Financial Officer and Secretary

Meridian Bioscience, Inc.

3471 River Hills Drive

Cincinnati, Ohio 45244

MERIDIAN BIOSCIENCE, INC.

3471 River Hills Drive

Cincinnati, Ohio 45244

Telephone (513) 271-3700

P R O X Y    S T A T E M E N T

Annual Meeting of Shareholders

January 27, 2021

GENERAL INFORMATION

Who may vote

Shareholders of Meridian, as recorded in our stock register on December 3, 2020, may vote at the meeting. As of that date, Meridian had 43,123,087 shares of common stock outstanding.

Location of Annual Meeting

In connection with developments related to coronavirus COVID-19 and with concern for the health and safety of our shareholders and employees, the Annual Meeting will again be conducted as a virtual meeting of shareholders by means of a live webcast. We believe that hosting a virtual meeting provides greater shareholder attendance and participation from any location, improved communication and cost savings to our shareholders and Company, and also aligns with our interests in the health and safety of our shareholders and employees. By visiting www.virtualshareholdermeeting.com/VIVO2021, you will be able to attend the Annual Meeting, vote your shares, and submit your questions during the meeting via the internet. There will not be a physical meeting location and you will not be able to attend in person. We invite you to attend the Annual Meeting and request that you vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may vote by internet, by telephone, or, if you requested and received paper copies of the proxy materials by mail, you may also vote by completing and mailing your proxy card.

How to vote

You may vote electronically at the meeting, by telephone, online, or by completing and returning a proxy card. We recommend you vote by proxy even if you plan to attend the virtual meeting. You can always change your vote, by voting electronically, at the meeting.

How proxies work

Meridian’s Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director candidates. You may also vote for or against the other proposals or abstain from voting.

If you complete your proxy online, over the phone or sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of: (i) the election of our director candidates; (ii) the ratification of the appointment of Grant Thornton LLP as Meridian’s independent registered public accountants for fiscal year 2021; (iii) the approval of the 2021 Omnibus Award Plan; and (iv) our executive compensation. If any other matters come before the meeting or any continuation, postponement or adjournment, each proxy will be voted in the discretion of the individuals named as proxies on the card.

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you hold shares through someone else, such as a stockbroker, bank or nominee, you may get material from them asking how you want to vote.

Stockbrokers, banks and nominees holding shares for beneficial owners must vote those shares as instructed by you. If the stockbroker, bank or nominee has not received instructions from you, the beneficial owner, the stockbroker, bank or nominee generally has discretionary voting power only with respect to the ratification of appointment of the independent registered public accountants. However, a stockbroker, bank or nominee does not have discretion to vote for or against the election of directors and certain other matters subject to a vote if they have not received voting instructions from you. In order to avoid a broker non-vote of your shares on the election of directors and the other matters subject to a vote, you must send voting instructions to your stockbroker, bank or nominee.

Solicitation of proxies

Solicitation of proxies is being made by management at the direction of Meridian’s Board of Directors, without additional compensation, through the mail, in person or by telephone. The cost of preparing and mailing the Notice and the proxy statement and any accompanying material will be borne by Meridian. In addition, Meridian will request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record, and Meridian will reimburse them for their related expenses.

Revoking a proxy

You may revoke your proxy before it is voted by submitting a new proxy with a later date, by voting electronically at the meeting or by notifying Meridian’s Secretary in writing at the address under “Questions” on page 41 of this proxy statement.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person.

Votes needed

The nine director candidates receiving the most votes will be elected to fill the seats on the Board (Proposal No. 1). The ratification of appointment of accountants (Proposal No. 2), the approval of the 2021 Omnibus Award Plan (Proposal No. 3), and the approval on an advisory basis of our executive compensation (Proposal No. 4) require the favorable vote of a majority of the votes cast. Only votes for or against these proposals count, with abstentions not being counted either for or against these proposals.

Abstentions and broker non-votes count for quorum purposes but, as indicated above, will not count for voting purposes. Broker non-votes occur when a broker returns a proxy card but does not have authority to vote on a particular proposal.

Other matters

Any other matters considered at the meeting, including any continuation, postponement or adjournment, will require the affirmative vote of a majority of the votes cast.

The Virtual Meeting

We will be hosting the Annual Meeting only by means of a live webcast. There will not be a physical meeting location and you will not be able to attend the meeting in person. Please be assured that you will be afforded the same rights and opportunities to participate in the virtual meeting and ask questions as you would at an in-person meeting. By going to www.virtualshareholdermeeting.com/VIVO2021, you will be able to listen to the Annual Meeting, submit questions and vote. If you wish to listen to the Annual Meeting, but do not wish to submit questions or vote during the Annual Meeting, you may go to www.virtualshareholdermeeting.com/VIVO2021 and log in as a guest. We will post a recording of the meeting, including appropriate questions received during the meeting and the Company’s answers, on the investor page of www.meridianbioscience.com as soon as practicable after the meeting.

The Annual Meeting will start at 2:00 p.m. (Eastern Time) on January 27, 2021. We encourage you to access the meeting website prior to the start time to allow time for check-in. If you encounter any technical or logistical issues or difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting login page.

You do not need to register to attend the Annual Meeting webcast. Follow the instructions on your Notice of Internet Availability or proxy card (if you requested and received a printed copy of the proxy materials) to access the Annual Meeting.

If you wish to submit a question the day of the Annual Meeting, you may log in to the virtual meeting platform at www.virtualshareholdermeeting.com/VIVO2021, type your question into the “Ask a Question” field, and click “Submit.” Questions pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, are not pertinent to annual meeting matters and, therefore, will not be answered. We will post on the Virtual Meeting page additional guidelines for shareholder questions, rules around what types of questions are allowed, and any other procedures for how questions and comments will be recognized.

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

The Nominating and Corporate Governance Committee of the Board of Directors has nominated for re-election the following current directors: James M. Anderson, Anthony P. Bihl III, Dwight E. Ellingwood, Jack Kenny, John C. McIlwraith, David C. Phillips, John M. Rice, Jr., Catherine A. Sazdanoff, and Felicia Williams.

Proxies solicited by the Board will be voted for the election of these nominees. All directors elected at the Annual Meeting will be elected to hold office until the next annual meeting. In voting to elect directors, shareholders are entitled to cumulate their votes and to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder, or to distribute their votes on the same principle among as many candidates as the shareholder sees fit. In order to invoke cumulative voting, notice of cumulative voting must be given in writing by a shareholder to the Chief Executive Officer, a Vice President or the Secretary of Meridian not less than 48 hours prior to the Annual Meeting. The proxies solicited include discretionary authority to cumulate votes.

All Meridian directors are elected for one-year terms. Personal information on each of our nominees is given below.

If a director nominee becomes unavailable before the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.

The Board recommends that you vote FOR each of the following candidates:

James M. Anderson Director since 2009 Age: 78	James M. Anderson serves as Chairman of the Compensation Committee. He currently serves as Senior Strategic and External Affairs Advisor with Taft Stettinius & Hollister LLP and President Emeritus of Cincinnati Children’s Hospital Medical Center (“CCHMC”), after having served as advisor to the President of CCHMC from January 2010 through June 30, 2017 and as President and Chief Executive Officer of CCHMC from 1996 through 2009. Mr. Anderson serves on the board of managers of CincyTech, a firm that provides advice and capital to entrepreneurs, helps research institutions commercialize technology through startups, and catalyzes investment from individuals and institutions to regional companies. From 2006 to 2014, he served as a director of Ameritas Mutual Holding

Company and has also served as Chairman of the Board of the Cincinnati Branch of the Federal Reserve Bank of Cleveland, retiring in 2012. Prior to joining the staff of CCHMC, Mr. Anderson was a partner in the general corporate law department at Taft, Stettinius & Hollister for 24 years (1968 – 1977; 1982 – 1996) and president of U.S. operations at Xomox Corporation, a publicly-traded manufacturer of specialty process controls (1977 – 1982). Mr. Anderson has also served as director of Gateway Investment Advisors (1997 – 2008). The Board believes that Mr. Anderson’s corporate legal experience and his experience as CEO of a large health care organization have given him a wealth of insight into various corporate governance and business management issues, which, along with his status as an independent director, make him an integral member of the Board.

Anthony P. Bihl III Director since 2020 Age: 64

Anthony P. Bihl III served as Chief Executive Officer and a member of the board of managers of Bioventus, LLC, a company that develops, manufactures and sells products that promote active orthopedic healing, from December 2013 to April 2020. From June 2011 through June 2012, he was Group President of American Medical Systems, or AMS, a subsidiary of Endo Pharmaceuticals. Mr. Bihl was President, Chief Executive Officer and a director of AMS from April 2008 until Endo acquired AMS in June 2011. He served as Chief Executive Officer of the Diagnostics Division of Siemens Medical Solutions from January to November 2007, and as President of the Diagnostics Division of Bayer HealthCare from 2004 through 2006. Prior to that, Mr. Bihl served in a number of operations and finance roles at Bayer HealthCare and for over 20 years at E.I. DuPont.

Mr. Bihl is a director and Chairman of the Board of Spectral Medical, Inc. (TSX: EDTXF), a Canadian company that develops products for the diagnosis and treatment of severe sepsis and septic shock. In addition, Mr. Bihl currently serves on the boards of directors of Sonendo, Inc., a privately-held company that develops and markets breakthrough technologies for endodontics and dentistry (since May 2010), and Flowonix Medical Inc., a privately-held company that develops and markets targeted drug delivery platforms (since July 2020). Mr. Bihl previously served as a member of the board of directors of Nuvectra Corporation (OTC: NVTRQ) from March 2016 to May 2020 and prior to March 2016, served on the board of directors of Integer Holdings Corporation (NYSE: ITGR) before it spun off Nuvectra. The Board believes that Mr. Bihl is well qualified to serve on Meridian’s Board considering his 30 years of experience in the medical device industry in a variety of operations, finance and general management roles.

Dwight E. Ellingwood Director since 2014 Age: 68	Dwight E. Ellingwood serves as Chairman of the Nominating and Corporate Governance Committee. With over 40 years of experience in health care strategy, planning and business development, he has served since 2017 as a Teaching Professor and Associate Director for Practitioner Experience in the Masters Program of the Department of Health Services Administration at Xavier University in Cincinnati, Ohio. Mr. Ellingwood previously served as Senior Vice President of Strategy, Communications and Public Affairs for TriHealth, Inc. in Cincinnati, Ohio (November 2014 – July 2016) and as the Lead Executive for the Collective Impact on Health, The Health Collaborative (2014). From 1997 to 2013, Mr. Ellingwood served as Senior Vice President, Planning and Business Development for Cincinnati Children’s Hospital Medical Center, following executive experience with the Spohn Health System in Corpus Christi, Texas (1990 – 1997) and as a health care consultant in Salt Lake City, Utah (1978 – 1990). The Board believes that the Company benefits greatly from Mr. Ellingwood’s extensive experience in management, strategy and business development in the health care industry.

Jack Kenny Director since 2017 Age: 52	Jack Kenny serves as Meridian’s Chief Executive Officer, having joined the Company on October 9, 2017. Before joining Meridian, Mr. Kenny served as Senior Vice President and General Manager, North America, with Siemens Healthcare, a position he held from October 2014 to May 2017. From June 2012 through October 2014, Mr. Kenny served as Vice President and General Manager, U.S. Region, for Becton Dickinson, Diagnostic Systems. Prior to June 2012, Mr. Kenny held executive roles at Danaher Corporation and Quest Diagnostics. Mr. Kenny’s experience as a key executive leader within large public companies in the health care and medical device industry, as well as his ongoing insights into Meridian’s business and operations, makes him a valuable member of the Board.

John C. McIlwraith Director since 2015 Age: 61	John C. McIlwraith co-founded Allos Ventures, a venture capital firm, in March 2010 and has served as a Managing Director there since that time. Prior to founding Allos Ventures, Mr. McIlwraith was a Managing Director of Blue Chip Venture Company, a Cincinnati-based venture capital firm, which he joined in 1997. He has served on the board of directors of more than 20 health care or information technology companies. Prior to 1997, Mr. McIlwraith served as Senior Vice President of Strategic Planning and General Counsel of publicly-traded Quantum Health Resources, Inc., and was a partner in the Jones Day law firm. The Board believes that Mr. McIlwraith’s corporate legal and business development experience, and his years of business-building experience with an extensive number of companies, including health care companies, render his service on the Board valuable to Meridian.

David C. Phillips Director since 2000 Age: 82	David C. Phillips serves as Chairman of the Board. Mr. Phillips spent 32 years with Arthur Andersen LLP. His service with this firm included several managing partner leadership positions. After retiring from Arthur Andersen in 1994, Mr. Phillips became Chief Executive Officer of Downtown Cincinnati, Inc., which is responsible for economic revitalization of Downtown Cincinnati. Mr. Phillips retired from DCI in 1999 to devote full time to Cincinnati Works, Inc., an organization dedicated to reducing the number of people living below the poverty level by assisting them to strive towards self-sufficiency through work, and his financial consulting services. Mr. Phillips has also served as a director of Cintas Corporation, retiring in 2012, and as a director of Summit Mutual Funds, a registered investment company, through 2009. The Board believes that the Company benefits greatly from Mr. Phillips’ public accounting experience in dealing with complex accounting and business issues, as well as his service to the Cincinnati community.

John M. Rice, Jr. Director since 2017 Age: 71	John M. Rice is a Managing Director leading the Life Sciences practice at CincyTech, a firm that provides advice and capital to entrepreneurs, helps research institutions commercialize technology through startups, and catalyzes investment from individuals and institutions to regional companies, having previously served as Director of Life Sciences since 2014. Dr. Rice is also the founder of Triathlon Medical Venture Partners, a venture capital firm that invests equity capital in early and expansion stage life science companies, having served as Managing Partner from 2003 – 2018. He was previously a Managing Director at Senmed Medical Ventures from 1989 – 2003. In his greater than 30 years in health care venture capital, Dr. Rice has served on the board of directors of more than 25 privately-held health care companies, currently chairing the boards of Genetesis, Kurome and Airway Therapeutics. In addition, he currently chairs the Investment Advisory Board of the Harrington Discovery Institute and serves on the board of Enable Injections. The Board believes that Dr. Rice’s scientific background and years of experience with a number of companies operating in the health care and related industries, as well as extensive experience within the capital markets, is extremely valuable to Meridian.

Catherine A. Sazdanoff Director since 2015 Age: 64	Catherine A. Sazdanoff is the President and Chief Executive Officer of Sazdanoff Consulting, LLC, providing health care strategy and business development advisory services to a number of clients, since January 2015. She also currently serves as Strategy Advisor and Chief Compliance Officer to Strata Oncology, Inc., a precision oncology company, having joined Strata in May 2016 as Chief Business Officer (May 2016 – September 2017) and consulted as Business Advisor (October 2017 – February 2019). Since July 2019, Ms. Sazdanoff has served as an independent director of the board of InMed Pharmaceuticals, Inc., currently chairing its nominating and governance committee. Ms. Sazdanoff is also a member since April 2016 of the Advisory Board of Neurocern, Inc., a dementia insuretech company, and is a lecturer since March 2018 in the Business of Biotech program at the University of Chicago Graham School for Continuing and Professional Education. She serves on the External Advisory Board of the Rosalind Franklin University Innovation and Research Park. Ms. Sazdanoff’s prior corporate roles include a number of global corporate positions with Takeda Pharmaceuticals, Inc. (“Takeda”), a wholly-owned subsidiary of Japanese-based Takeda Pharmaceutical Corporation, from 2006 to 2015 including VP, Head of Corporate Projects (2012 – 2015), VP, Global Business Development (2011 – 2013) and VP, Corporate Development (2010 – 2011). Ms. Sazdanoff’s time at Takeda was preceded by approximately 22 years with Abbott Laboratories, where she held numerous executive positions covering legal, compliance and business development. The Board believes that Ms. Sazdanoff’s years of experience in the pharmaceutical and medical diagnostics industries makes her service on the Board valuable to Meridian.

Felicia Williams Director since 2018 Age: 55	Felicia Williams serves as Chairwoman of the Audit Committee. Ms. Williams is currently serving as the Macy’s Inc. Fellow for CEO Action for Racial Equality, a fellowship that provides the 1,500+ CEO signatories of CEO Action for Diversity & Inclusion with an opportunity to advance racial equity through public policy to address systemic racism and social injustice and improve societal well-being. Prior to becoming a Fellow, Ms. Williams served as Macy’s Interim Chief Financial Officer and Enterprise Risk Officer from June 2020 to November 2020. Since joining Macy’s in June 2004, Ms. Williams has served as Executive Vice President, Controller and Enterprise Risk Officer (June 2016 – June 2020) and Senior Vice President, Finance and Risk Management (February 2011 – June 2016), as well as in other finance, treasury, risk management and internal audit capacities. Prior to her time at Macy’s, Ms. Williams served in various financial positions at the Coca-Cola Hellenic Bottling Company in Athens, Greece and The Coca-Cola Company in Atlanta, Georgia (June 1994 – June 2004). Ms. Williams brings broad and wide-ranging accounting, finance, treasury and enterprise risk management experience, including analyzing financial statements, complex accounting issues and internal controls over financial reporting, which qualifies her as an “audit committee financial expert” under SEC guidelines. The Board believes her experience greatly benefits the Company.

RATIFICATION OF APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(Item 2 on the Proxy Card)

Our Audit Committee has appointed Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2021. Grant Thornton LLP has served as our independent registered public accounting firm since 2005. Our Board has directed that this appointment be submitted to our shareholders for ratification. Although ratification of our appointment of Grant Thornton LLP is not required, we value the opinions of our shareholders and believe that shareholder ratification of our appointment is a good corporate governance practice.

Grant Thornton LLP also served as our independent registered public accounting firm for the fiscal year ended September 30, 2020. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of Grant Thornton LLP is expected to virtually attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from shareholders.

In the event that the appointment of Grant Thornton LLP is not ratified by the shareholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending September 30, 2021. Even if the appointment of Grant Thornton LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interests of the Company.

Principal Accounting Firm Fees

Aggregate fees billed to Meridian by Grant Thornton LLP for fiscal years 2020 and 2019 are listed below:

	2020	2019
Audit Fees	$602,382	$646,736
Audit-Related Fees	77,625	164,440
Tax Fees	475,909	446,590

	$1,155,916	$1,257,766

Audit Fees. Audit fees are the fees billed for professional services rendered by Meridian’s independent registered public accounting firm for their: (i) audit of Meridian’s consolidated annual financial statements for the fiscal years ended September 30, 2020 and 2019, respectively; (ii) reviews of the unaudited quarterly consolidated financial statements contained in the reports on Form 10-Q filed by Meridian during those years; (iii) completion of audits of wholly-owned subsidiaries’ statutory accounts in the United Kingdom and China during fiscal 2020 and 2019; and (iv) reporting on Meridian’s internal controls during those years.

Audit-Related Fees. Audit-related fees are the fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Meridian’s financial statements.

Tax Fees. Tax fees are the fees billed for tax return preparation and compliance in Australia, England, Germany, and the United States, as well as consultation and research on various matters such as the U.S. tax reform act, state tax issues, international tax issues, transfer pricing, and tax planning.

The Board recommends that you vote FOR the ratification of appointment of Grant Thornton LLP as Meridian’s independent registered public accountants for the 2021 fiscal year.

APPROVAL OF 2021 OMNIBUS AWARD PLAN

(Item 3 on the Proxy Card)

Our shareholders are being asked to approve the Meridian Bioscience, Inc. 2021 Omnibus Award Plan (“2021 Omnibus Award Plan”). The Board of Directors adopted the 2021 Omnibus Award Plan in November 2020, subject to shareholder approval at the Annual Meeting.

The Board of Directors has determined that it is advisable and in the best interests of the Company and the shareholders to adopt the 2021 Omnibus Award Plan. The purpose of the 2021 Omnibus Award Plan is to provide a means through which the Company and its affiliates may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors of the Company and its affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of the Company’s common stock, thereby strengthening their commitment to the welfare of the Company and its affiliates and aligning their interests with those of the Company’s shareholders.

If the 2021 Omnibus Award Plan is approved, no more awards will be granted under the 2012 Stock Incentive Plan (the “Prior Plan”), which is the only existing equity plan of the Company.

Governance Highlights
The 2021 Omnibus Award Plan incorporates certain governance best practices, including:

✓	Minimum vesting period of one year from the date of grant for all equity-based awards granted under the 2021 Omnibus Award Plan, except under certain limited circumstances and with permitted exceptions up to 5% of the share reserve.

✓	No “liberal share recycling” of options or stock appreciation rights.

✓	Minimum 100% fair market value exercise price as of the date of grant for options and stock appreciation rights, except for substitute awards granted through the assumption or substitution of awards from an acquired or merged company.

✓	No “liberal” change in control definition.

✓	No repricing of options or stock appreciation rights and no cash buyout of underwater options or stock appreciation rights without shareholder approval, except for adjustments with respect to a change in control or an equitable adjustment in connection with certain corporate transactions.

✓	No excise tax gross-ups.

A copy of the 2021 Omnibus Award Plan is attached hereto as Appendix A. The following summary of the material features of the 2021 Omnibus Award Plan is qualified in its entirety by reference to the complete text of the 2021 Omnibus Award Plan.

Administration. The 2021 Omnibus Award Plan will be administered by a committee of independent directors approved by our Board of Directors (or, if no committee has been appointed, it shall be administered by the Board of Directors). Our Board has designated our Compensation Committee to administer the 2021 Omnibus Award Plan. The Committee will have the authority to determine the terms and conditions of any agreements evidencing any awards granted under the 2021 Omnibus Award Plan and to establish, amend, suspend or waive any rules and regulations relating to the 2021 Omnibus Award Plan. The Compensation Committee will have full discretion to administer and interpret the 2021 Omnibus Award Plan and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Eligibility. Any of our employees, directors, officers, consultants or advisors and those of our affiliates will be eligible for awards under the 2021 Omnibus Award Plan. The Committee has the sole authority to determine who will be granted an award under the 2021 Omnibus Award Plan. As of December 3, 2020, approximately 50 employees (including 14 senior executives, of whom four are corporate officers) and eight non-employee directors were eligible to be selected by our Compensation Committee for awards under the 2021 Omnibus Award Plan. Over the past several years, the Committee has determined award recipients and has granted awards approximately one month after the end of the Company’s fiscal year, often in November. The Committee determines grants of awards and identifies recipients of awards based on a variety of considerations, including, without limitation: (i) the Company’s need to attract and retain key personnel; (ii) the Company’s objective of providing a means pursuant to which participants may be paid incentive compensation, including incentive compensation measured by reference to the value of the Company’s common stock; and (iii) the Company’s objective of strengthening the commitment of award recipients to the welfare of the Company and its affiliates and aligning their interests with those of the Company’s shareholders.

Number of Shares Authorized. The 2021 Omnibus Award Plan reserves for issuance an aggregate of 2,000,000 shares of our common stock plus the number of shares of our common stock that remain available for awards under the Prior Plan on the day the 2021 Omnibus Award Plan is approved by our shareholders (such aggregate amount, the “Effective Date Share Limit”). As of the record date, December 3, 2020, the market value of one share of our common stock that could be issued under the 2021 Omnibus Award Plan is $18.55.

If any award granted under the 2021 Omnibus Award Plan or under the Prior Plan expires, terminates, is canceled or is forfeited without being settled or exercised, or if an award is settled in cash or otherwise without the issuance of shares, shares of our common stock subject to such award will be made available for future grant under the 2021 Omnibus Award Plan. In addition, if shares issuable upon vesting or settlement of an award are withheld by the Company, or if shares owned by a participant are surrendered or tendered to the Company, in payment of taxes required to be withheld in respect of the award (other than an award of options or stock appreciation rights), such shares will be made available for future grant under the 2021 Omnibus Award Plan. If any shares are surrendered or tendered to pay the exercise price of an option, or to satisfy withholding taxes owed with respect to an option or stock appreciation right, or if any shares subject to a stock appreciation right are not issued in connection with its stock settlement on exercise thereof, or if any shares are reacquired by us on the open market or otherwise using cash proceeds from the exercise of options, such shares will not again be available for grant under the 2021 Omnibus Award Plan.

Share Usage. As of November 30, 2020, there were approximately 1,745,000 shares of our common stock available under the Prior Plan, which would result in an Effective Date Share Limit of approximately 3,745,000 shares of our common stock if the 2021 Omnibus Award Plan were approved by the shareholders on such date. No more awards will be granted under the Prior Plan if the 2021 Omnibus Award Plan is approved. The actual Effective Date Share Limit will reflect incremental changes in the number of shares remaining available under the Prior Plan to reflect issuances and forfeitures of equity awards following such date through the actual date that shareholders approve the 2021 Omnibus Award Plan. The following table includes more specific information regarding outstanding equity awards and shares available for future awards under the Prior Plan as of November 30, 2020.

Key Stock Plan Data
Shares underlying outstanding stock options: 1,218,385

Weighted average exercise price of outstanding stock options: $15.04

Weighted average remaining contractual life of outstanding stock options: 7.09 yrs.

Shares subject to outstanding, unvested full-value awards at target: 731,934

Shares available for grant: 1,745,560

Basic shares of common stock outstanding as of the record date: 43,123,087

The following table sets forth information regarding the share usage for each of the last three fiscal years under all awards reported in our Form 10-Ks for such fiscal years. The share usage (or “burn rate”) has been calculated as the quotient of (i) the sum of (x) all options and SARs granted in such year, (y) all service-based restricted stock or stock units (“service-based RS/RSUs”) granted in such year, and (z) the number of performance-based restricted stock or stock units (“performance RS/RSUs”) earned in such year, divided by (ii) the weighted average number of shares of common stock outstanding at the end of such year.

	Year Ended September 30,			3-Year
Share Usage Data (shares in thousands)	2020	2019	2018	Average
Stock Options granted	367	77	479	308
Service-based RS/RSUs granted	359	250	238	282
Performance RS/RSUs earned	—	—	25	8
Weighted-average basic shares of common stock outstanding	42,855	42,571	42,325	42,584
Share Usage	1.7%	0.8%	1.8%	1.4%

Dilution and Expected Duration. We carefully monitor the rate at which we use the shares authorized for issuance under our equity compensation program and the program’s impact on shareholder dilution, and our historical and expected future usage were taken into account when we determined the number of shares to be reserved for issuance under the 2021 Omnibus Award Plan. If this Proposal 3 is approved by our shareholders, we expect the share reserve under the 2021 Omnibus Award Plan to last us for approximately five years based upon our historical three-year average burn rate. However, expectations regarding future share usage could be impacted by a number of factors such as award type mix; hiring and promotion activity; the rate at which shares are returned to the 2021 Omnibus Award Plan’s reserve upon the awards’ expiration, forfeiture or cash settlement; the future performance of our stock price; the consequences of acquiring other companies; and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations. The potential dilution to our shareholders resulting from the 2021 Omnibus Award Plan as of September 30, 2020, is approximately 11.8%, which we consider reasonable and necessary to realize the intended purposes of the 2021 Omnibus Award Plan and our compensation programs and philosophy. (Dilution here is calculated as the sum of the shares subject to outstanding awards plus shares available for future awards under the Prior Plan plus the incremental share request under the 2021 Omnibus Award Plan (collectively, the “numerator”) divided by the sum of the numerator and basic common shares outstanding, with all data as of September 30, 2020.)

Limitations. No more than an aggregate number of shares of our common stock equal to the Effective Date Share Limit may be issued in the aggregate in respect of incentive stock options under the 2021 Omnibus Award Plan. The maximum grant date fair value of equity awards that may be awarded to a non-employee director under the 2021 Omnibus Award Plan during any one fiscal year, taken together with any cash fees paid to such non-employee director during such fiscal year, will be $450,000; provided that our board of directors may make exceptions for a non-executive chairman of the board who does not participate in the decision to award such compensation, and for special projects and ad hoc committee appointments deemed appropriate by the board from time to time.

Adjustments. If there is any change in our corporate capitalization, the Compensation Committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under the 2021 Omnibus Award Plan, the number of shares covered by awards then-outstanding under the 2021 Omnibus Award Plan, the limitations on awards under the 2021 Omnibus Award Plan, and/or the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine to be equitable.

Term of Plan. The 2021 Omnibus Award Plan will have a term of ten years, and no awards may be granted after that date.

Awards Available for Grant. The Compensation Committee may grant awards of nonqualified stock options, incentive (qualified) stock options, stock appreciation rights, restricted stock awards, restricted stock units, other stock-based awards, deferred stock, deferred stock units, performance compensation awards (including cash bonus awards) or any combination of the foregoing.

Options. The Compensation Committee will be authorized to grant options to purchase shares of common stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) for incentive stock options, or “nonqualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the 2021 Omnibus Award Plan will be subject to the terms and conditions established by the Compensation Committee. Under the terms of the 2021 Omnibus Award Plan, the exercise price of the options will not be less than the fair market value of our common stock at the time of grant. Options granted under the 2021 Omnibus Award Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Committee and specified in the applicable award agreement. The maximum term of an option granted under the 2021 Omnibus Award Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% shareholder). Payment in respect of the exercise of an option may be made in cash or by check, by surrender of unrestricted shares (at their fair market value on the date of exercise), or through a “net exercise,” or the Compensation Committee may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism or by such other method as the Committee may determine to be appropriate. In-the-money options that have not been exercised by the option’s expiration date will be automatically exercised by means of a net exercise.

Stock Appreciation Rights. The Committee will be authorized to award stock appreciation rights (referred to in this proxy statement as SARs) under the 2021 Omnibus Award Plan. SARs will be subject to the terms and conditions established by the Compensation Committee and reflected in the award agreement. A SAR is a contractual right that allows a participant to receive, in the form of either cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the 2021 Omnibus Award Plan may include SARs, and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs. In-the-money SARs that have not been exercised by the SAR’s expiration date will be automatically settled at that time.

Restricted Stock. The Committee will be authorized to award restricted stock under the 2021 Omnibus Award Plan. Awards of restricted stock will be subject to the terms and conditions established by the Compensation Committee. Restricted stock is common stock that is subject to such restrictions as may be determined by the Compensation Committee for a specified period. If any dividends in respect of restricted stock have been withheld by the Company during the restricted period, those dividends will be paid in cash or, at the discretion of the Committee, in common stock when the restricted period ends, unless the restricted stock has previously been forfeited.

Restricted Stock Unit Awards. The Committee will be authorized to award restricted stock unit awards. Restricted stock unit awards will be subject to the terms and conditions established by the Compensation Committee. At the election of the Compensation Committee, the participant will receive a number of shares of common stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares at the expiration of the period over which the units are to be earned or at a later date selected by the Compensation Committee.

Deferred Stock. The Committee will be authorized to grant deferred stock. The number of shares of deferred stock shall be determined by the Committee and may (but is not required to) be based on one or more performance goals or performance measures, including service to the Company, as the Committee determines, in each case on a specified date or dates or over any period or periods determined by the Committee. Shares of common stock underlying a deferred stock award which is subject to a vesting schedule or other conditions or criteria set by the Committee will be issued on the vesting date(s) or date(s) that those conditions and criteria have been satisfied, as applicable. Unless otherwise provided by the Committee, a holder of deferred stock shall have no rights as a Company shareholder with respect to such deferred stock until such time as the award has vested and any other applicable conditions and/or criteria have been satisfied and shares of common stock underlying the award have been issued to the holder. Recipients of deferred stock generally will have no rights as shareholders with respect to the deferred stock until the time the vesting conditions are satisfied, and the underlying shares of deferred stock have been paid.

Deferred Stock Units. The Committee will be authorized to grant deferred stock units. Awards of deferred stock units are denominated in unit equivalents of shares of common stock and vest pursuant to a vesting schedule or performance goals or performance measures as determined by the Committee. The shares of common stock underlying deferred stock units will not be issued until the deferred stock units have vested, and recipients of deferred stock units generally will have no voting rights prior to the time when vesting conditions are satisfied.

Other Stock-Based Awards. The Committee will be authorized to award other stock-based awards having terms and conditions as determined by the Committee. These awards may be granted either alone or in tandem with other awards.

Performance Compensation Awards. The Compensation Committee may grant any award other than a stock option or a SAR under the 2021 Omnibus Award Plan in the form of a performance compensation award by conditioning the vesting of the award on the satisfaction of certain performance goals. The Committee may consult with senior management prior to establishing performance goals with reference to one or more of the following:

•	net earnings or net income (before or after taxes);

•	basic or diluted earnings per share (before or after taxes);

•	net revenue or net revenue growth;

•	gross profit or gross profit growth;

•	net operating profit (before or after taxes);

•	return measures (including, but not limited to, return on investment, assets (including net assets), capital, invested capital, equity or sales);

•	cash flow measures (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital);

•	earnings before or after taxes, interest, depreciation, and/or amortization;

•	gross or operating margins;

•	productivity ratios;

•	share price (including, but not limited to, growth measures and total shareholder return);

•	expense targets;

•	operating efficiency;

•	objective measures of customer satisfaction;

•	working capital targets;

•	measures of economic value added;

•	inventory control;

•	shareholder return;

•	sales;

•	enterprise value;

•	competitive market metrics;

•	employee retention;

•	timely completion of new product rollouts;

•	timely launch of new facilities;

•

objective measures of personal targets, goals or completion of projects (including, but not limited to, succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions, expansions of specific business operations and meeting divisional or project budgets);

•	any other objective or subjective criteria, including individual performance criteria, as determined by the Committee; or

•	any combination of the foregoing.

Transferability. Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s legal guardian or representative and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution, except that awards (other than incentive stock options) may in the sole discretion of the Compensation Committee be transferred without consideration and on such other terms and conditions as set forth by the Compensation Committee.

Amendment. The 2021 Omnibus Award Plan will have a term of ten years. Our board of directors may amend, suspend or terminate the 2021 Omnibus Award Plan at any time; however, shareholder approval to amend the 2021 Omnibus Award Plan may be necessary if the law so requires. Specifically, shareholder approval is required if we want to amend the plan to increase the number of shares subject to the 2021 Omnibus Award Plan. Also, we would need shareholder approval if the Committee intended to amend an award agreement in a way that would either reduce the exercise price or strike price of a stock option or SAR, or cancel and replace an outstanding stock option or SAR with a new option or SAR or other award or cash in a way that would constitute a “repricing” for financial statement reporting purposes or otherwise fail to qualify for equity accounting treatment, or take any other action that would be considered a “repricing” for purposes of any shareholder approval rules of any securities exchange or inter-dealer quotation system on which our securities are listed or quoted, and in either case was not otherwise permitted by the provisions of the plan relating to adjustments of awards in the case of changes in our capital structure and similar events. No amendment, suspension or termination will materially and adversely affect the rights of any participant or recipient of any award without the consent of the participant or recipient.

Minimum Vesting Requirements. Awards granted under the 2021 Omnibus Award Plan must be subject to a minimum vesting period of one year from the date of grant, subject to the Committee’s ability to provide for acceleration of vesting, including upon a change in control, death, disability, or retirement; provided that the following are exempt from such minimum vesting requirement: cash-based awards, substitute awards, shares delivered in lieu of fully vested cash awards, awards to eligible non-employee directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of shareholders that is at least 50 weeks after the immediately preceding year’s annual meeting, and awards granted with respect to a maximum of 5% of the available share reserve authorized for issuance under the 2021 Omnibus Award Plan.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant, vesting and exercise of awards under the 2021 Omnibus Award Plan and the disposition of shares acquired pursuant to the exercise of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Options. The Code requires that, for treatment of an option as a qualified option, shares of our common stock acquired through the exercise of a qualified option cannot be disposed of before the later of (i) two years from the date of grant of the option and (ii) one year from the date of exercise. Holders of qualified options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the qualified option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of a qualified option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 162(m) and 280G of the Code for compensation paid to certain executives designated in those Sections. Finally, if an otherwise qualified option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the qualified option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes. No income will be realized by a participant upon grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 162(m) and 280G of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any.

(Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Securities Exchange Act of 1934.) We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 162(m) and 280G of the Code for compensation paid to certain executives designated in those Sections.

Deferred Stock Units and Restricted Stock Units. A participant will not be subject to tax upon the grant of a deferred stock unit award or a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a deferred stock unit award or a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) he actually receives with respect to the award. We will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 162(m) and 280G of the Code for compensation paid to certain executives designated in those Sections. Deferred stock units and restricted stock units may be subject to Section 409A of the Code, and the failure of any award of such units that is subject to Section 409A to comply with Section 409A may result in taxable income to the participant upon the grant or vesting of the award. Furthermore, an additional 20% penalty tax may be imposed pursuant to Section 409A of the Code and certain interest penalties may apply.

Deferred Stock. Deferred stock is generally not subject to federal income taxes at the time of issuance and the Company will not then be entitled to a deduction. However, when the stock is issued to the participant the participant will recognize ordinary income and the Company will be entitled to a deduction. Deferred stock may be subject to Section 409A of the Code, and the failure of any award of deferred stock that is subject to Section 409A to comply with Section 409A may result in taxable income to the participant upon the grant of the award. Furthermore, an additional 20% penalty tax may be imposed pursuant to Section 409A of the Code and certain interest penalties may apply.

SARs. No income will be realized by a participant upon grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 162(m) and 280G of the Code for compensation paid to certain executives designated in those Sections.

Other Stock-Based Awards. A participant will have taxable compensation equal to the difference between the fair market value of the shares on the date the award is settled (whether in shares or cash, or both) over the amount the participant paid for such shares, if any. We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 162(m) and 280G of the Code for compensation paid to certain executives designated in those Sections.

New Plan Benefits

If the 2021 Omnibus Award Plan is approved by our shareholders, awards under the 2021 Omnibus Award Plan will be determined by the Committee in its discretion, and it is, therefore, not possible to predict the awards that will be made to particular officers in the future.

If our shareholders approve the 2021 Omnibus Award Plan, we intend to make the grants described in the 2021 Omnibus Award Plan to our non-employee directors. Our non-employee directors are identified in Proposal 1 in this proxy statement and the grants are captured in the table below. The following table discloses the benefits and amounts which either: (i) were received by or allocated to the following persons or groups in fiscal 2020; or (ii) would have been received by or allocated to the following persons or groups in fiscal 2020. These awards are not necessarily representative of future awards that may be made under the 2021 Omnibus Award Plan.

MERIDIAN BIOSCIENCE, INC.

2021 Omnibus Award Plan

Named Executive Officers and Non-Employee Directors
Name and Principal Position	Dollar Value	Number of Units
Jack Kenny	$1,675,000	297,624
CEO
Bryan T. Baldasare	$201,028	20,534
EVP, CFO and Secretary
Lourdes G. Weltzien	$201,028	20,534
EVP, Life Science
Tony Serafini-Lamanna	$130,941	16,320
EVP, Diagnostics
Executive Officers as a Group (currently 4 persons)	$2,207,997	355,012
Non-employee Directors as a Group (currently 8 persons)	$760,000	148,183
Non-executive Employees as a Group (approximately 55 persons)	$1,966,245	223,135

Equity Compensation Plan Information

The following table presents information about the Company’s equity compensation plan as of September 30, 2020 (shares in thousands):

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,103	$14.667	2,043

Total (1)	1,103	$14.667	2,043

(1)

Weighted-average remaining term of 6.89 years. In addition to the shares to be issued upon exercise of outstanding options reflected in the table, approximately 603 shares remain issuable upon the lapsing of currently outstanding restricted stock units.

Registration of Shares

The Company intends to register the shares underlying awards to be granted under the 2021 Omnibus Award Plan with the U.S. Securities and Exchange Commission on a Form S-8 registration statement within twelve months after shareholder approval.

Shareholder Approval Required

The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote thereon at the meeting of shareholders is required to approve the 2021 Omnibus Award Plan. Properly executed proxies will be voted as marked. Executed but unmarked proxies will be voted in favor of approving the 2021 Omnibus Award Plan.

Interests of Certain Persons in the Proposal

As indicated above, our executive officers and our non-employee directors, each of whom is identified elsewhere in this proxy statement, are eligible to receive discretionary grants under the 2021 Omnibus Award Plan and thus have an interest in the approval of the 2021 Omnibus Award Plan. Please see “New Plan Benefits” above.

The Board recommends that you vote FOR the approval of the 2021 Omnibus Award Plan.

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY” PROPOSAL)

(Item 4 on the Proxy Card)

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd Frank”), enacted in July 2010, requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission (“SEC”). Dodd Frank also provides that shareholders periodically be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers. This opportunity was provided to our shareholders at our 2018 annual meeting, where over 80% of our voting shareholders voted to hold the “say-on-pay” advisory vote annually, in accordance with the recommendation of our Board of Directors. As a result, we are again holding a say-on-pay advisory vote at our 2021 annual meeting, with the next say-on-pay advisory vote to be held at our 2022 annual meeting.

As described below under the heading “Compensation Discussion and Analysis” beginning on page 25 of this proxy statement, we seek to closely align the interests of our named executive officers with the interests of our shareholders. We structure our programs to discourage excessive risk-taking through a balanced use of compensation vehicles and metrics with an overall goal of delivering sustained long-term shareholder value, while aligning our executives’ interests with those of our shareholders. Further, our programs require that a substantial portion of each named executive officer’s compensation be contingent on delivering performance results that benefit our shareholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return.

The vote on this matter is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Compensation Committee. The Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

Accordingly, we ask our shareholders to approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.

The Board recommends that you vote FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement.

CORPORATE GOVERNANCE

As an Ohio corporation, Meridian is governed by the corporate laws of Ohio. Since Meridian’s common shares are publicly traded on the Nasdaq Global Select Market, and it files reports with the SEC, it is also subject to Nasdaq rules and federal securities laws.

Board Leadership Structure

Governance of the corporation is placed in the hands of the directors who, in turn, elect officers to manage the business operations. The Board oversees the management of Meridian on your behalf. The Board reviews Meridian’s long-term strategic plans and exercises direct decision making authority in all major decisions, such as acquisitions, the declaration of dividends, major capital expenditures and the establishment of certain company policies.

The Board operates and evaluates its performance in accordance with Corporate Governance Guidelines approved by the Board. These Guidelines are available on our website www.meridianbioscience.com.

The Board is responsible for evaluating and determining Meridian’s leadership structure, and believes that at this point in time separate individuals should serve in the capacities of Chairman of the Board (“Chairman”) and Chief Executive Officer (“CEO”). It is the Board’s belief that such a structure provides the Company with the right foundation to pursue its strategic and operational objectives, while maintaining effective oversight and objective evaluation of the Company’s performance. These key positions are held by Mr. David C. Phillips, Chairman of the Board, and Mr. Jack Kenny, CEO. Having served as a director since 2000, Mr. Phillips was appointed Chairman of the Board upon Mr. John A. Kraeutler retiring from the Company and the Board effective September 30, 2018. In his capacity as Chairman, Mr. Phillips is responsible for: (i) general Board activities, including setting agendas for Board meetings and presiding over all meetings of the Board and shareholders; and (ii) providing advice and counsel to Meridian’s management regarding the Company’s business operations. As CEO, Mr. Kenny is responsible for the general management, oversight, supervision and control of the business affairs of Meridian, and ensuring that all resolutions of the Board are put into effect.

In accordance with Nasdaq rules, our Board of Directors affirmatively determines the independence of each director and nominee for election as a director in accordance with the elements of independence set forth in the Nasdaq listing standards and Exchange Act rules. Meridian’s Director Independence Standards are available at our website www.meridianbioscience.com. Based on these standards, the Board has determined that each of the following members of the Board is independent: James M. Anderson, Anthony P. Bihl, Dwight E. Ellingwood, John C. McIlwraith, David C. Phillips, John M. Rice, Catherine A. Sazdanoff, and Felicia Williams.

During fiscal 2020, the Board of Directors met on eight occasions. The independent directors plan to meet as necessary during fiscal 2021 without the presence of management directors. During fiscal 2020, the independent members of the Board met three times in executive session without the presence of management directors following regularly scheduled Board meetings. All of our directors attended at least 75% of the aggregate of all Board meetings and all meetings of Committees on which such directors served during fiscal 2020.

Meridian expects all directors to attend shareholders’ meetings, and all directors attended the 2020 Annual Shareholders’ Meeting.

Shareholders may communicate with the full Board or individual directors on matters concerning Meridian by mail or through our website, www.meridianbioscience.com, in each case to the attention of the Secretary, the address for whom is set forth on page 41 of this proxy statement.

The Board’s Role in Risk Oversight

The Board of Directors, as a whole and also at the Committee level, plays a key role in operational risk oversight at Meridian and works with management to understand the risks the Company faces, the steps that management is taking to manage those risks and the level of risk appropriate for the Company in light of its overall business strategy. The Board approves the high level strategies, financial plans and policies of Meridian, setting the tone and direction for the appropriate levels of risk-taking within the organization.

While overall responsibility for risk oversight rests with the Board, it is the Audit Committee that has been given the primary responsibility of monitoring and evaluating the adequacy of management’s risk assessment and risk management practices. This role is carried out through its charter-mandated responsibilities related to Meridian’s: (i) overall financial risks and exposures; (ii) financial statement risks and exposures; (iii) financial reporting processes; (iv) compliance with ethics policies, such as the Code of Ethics, Employee Complaint Policy, Securities Trading Policies and the Foreign Corrupt Practices Act Policy; and (v) compliance with governmental and legal regulations, including those contained within the Sarbanes-Oxley Act. The Audit Committee provides regular reports to the full Board and works closely with management to update the full Board, as necessary, on matters identified through these Committee risk oversight roles.

The Board has adopted a Code of Ethics applicable to Meridian’s officers, directors and employees. This Code of Ethics is posted on www.meridianbioscience.com. Any amendments to or waivers from the Code of Ethics (to the extent permitted by Nasdaq Marketplace Rule 5610) will be posted on our website within four business days after the date of an amendment.

Committees of the Board of Directors

The directors have organized themselves into the Committees described below. Each of these Committees has a charter posted on www.meridianbioscience.com. Meridian does not have an Executive Committee of its Board of Directors. The following table identifies membership and the Chairperson of each of the current standing committees of the Board, as well as the number of times each committee met during the fiscal year. In July 2020, Anthony P. Bihl III joined the Board and has not yet been appointed to any committees.

Director	Audit	Compensation	Nominating and Corporate Governance
James M. Anderson	Member	Chair

Dwight E. Ellingwood		Member	Chair

John C. McIlwraith		Member	Member

David C. Phillips	Ex-Officio	Ex-Officio	Ex-Officio

Catherine A. Sazdanoff Felicia Williams	Member Chair		Member

Meetings in Fiscal 2020	8	6	5

The Audit Committee is comprised of Felicia Williams (Chair), James M. Anderson, Catherine A. Sazdanoff, and David C. Phillips (Ex-Officio). The Committee met eight times during fiscal 2020. Each member is able to read and understand fundamental financial statements. Felicia Williams has been designated as an Audit Committee financial expert as that term is defined by the SEC.

The Committee oversees the accounting and financial reporting processes of Meridian and the audits of its financial statements by its independent registered public accounting firm. The Committee is solely responsible for the appointment, compensation, retention and oversight of Meridian’s independent registered public accounting firm. The Audit Committee also evaluates information received from Meridian’s independent registered public accounting firm and management to determine whether the independent registered public accounting firm is independent of management. The independent registered public accounting firm reports directly to the Audit Committee.

In addition, the Audit Committee has established procedures for the receipt, retention and treatment of complaints received by Meridian concerning accounting, internal accounting controls or auditing matters and has established procedures for the confidential and anonymous submission by employees of any concerns they may have regarding questionable accounting or auditing matters.

The Audit Committee, or its Chairwoman, approves all audit and non-audit services performed for Meridian by its independent registered public accounting firm before those services are commenced. The Chairwoman reports to the full Committee at each of its meetings regarding pre-approvals she made since the prior meeting and the Committee approves what she has done between meetings. For these purposes, the Committee or its Chairwoman is provided with information as to the nature, extent and purpose of each proposed service, as well as the approximate timeframe and proposed cost arrangements for that service.

As previously noted on page 19 in “The Board’s Role in Risk Oversight” section, the Audit Committee also bears certain risk oversight responsibilities.

The Committee has submitted the following report for inclusion in this proxy statement:

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees Meridian’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls over financial reporting. As part of the oversight processes, the Audit Committee regularly meets with management of Meridian, Meridian’s independent registered public accounting firm and Meridian’s finance and accounting personnel. The Audit Committee regularly meets with each of these groups separately in closed sessions. Throughout the year, the Audit Committee had full access to management, the independent registered public accounting firm and internal auditors for Meridian. To fulfill its responsibilities, the Audit Committee did, among other things, the following:

(a)

reviewed and discussed Meridian’s audited financial statements for fiscal 2020 with Meridian’s management and the independent registered public accounting firm, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

(b)

reviewed management’s representations that the interim and audited financial statements were prepared in accordance with U.S. generally accepted accounting principles and fairly present the results of operations and financial position of Meridian;

(c)

reviewed and discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and SEC rules, including matters related to the conduct of the audit of Meridian’s financial statements;

(d)

discussed with the independent registered public accounting firm the firm’s independence from management and Meridian including the matters in the written disclosures and letter received from the independent registered public accounting firm as required by applicable requirements of the PCAOB;

(e)	based on the reviews and discussions with management and the independent registered public accounting firm, the independent registered public accounting firm’s disclosures to the Audit Committee,

the representations of management and the report of the independent registered public accounting firm, recommended to the Board, which adopted the recommendation, that Meridian’s audited annual financial statements be included in Meridian’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020, for filing with the SEC; and

(f)

reviewed all audit and non-audit services performed for Meridian by the independent registered public accounting firm for the fiscal year ended September 30, 2020 and determined that its provision of non-audit services was compatible with maintaining its independence from Meridian.

Respectfully submitted,

Audit Committee

Felicia Williams (Chair)

James M. Anderson

Catherine A. Sazdanoff

David C. Phillips (Ex-Officio)

The Compensation Committee is comprised of James M. Anderson (Chair), Dwight E. Ellingwood, John C. McIlwraith, and David C. Phillips (Ex-Officio) and is responsible for establishing compensation for executive officers and administering the Company’s compensation plans. As used in this proxy statement, “executive officer” means our chief executive officer, principal financial officer, principal accounting officer and any executive vice president. This includes establishing base salary levels and cash-based incentive plans, making stock-based awards, and otherwise dealing in all matters concerning compensation of the executive officers. During fiscal 2020, the Compensation Committee met six times.

In general, the Compensation Committee annually reviews the Company’s compensation programs and its philosophy in setting performance targets each year. The Company provides the Compensation Committee with information on total compensation received for all executive officers, including the sources of such compensation, for the immediately preceding fiscal year and recommendations for the current fiscal year. In discharging the responsibilities of the Board of Directors relating to compensation of the Company’s CEO and other executive officers, the purposes of the Compensation Committee are, among others: (i) to review, set and recommend to the Board the compensation of the CEO and the Company’s other executive officers; and (ii) to oversee the compensation policies and programs of the Company, including stock and benefit plans. The Compensation Committee’s specific functions include adopting, administering and approving the Company’s cash-based incentive compensation and stock-based incentive plans and awards, including amendments to the plans or awards and performing such duties and responsibilities under the terms of any executive compensation plan, incentive-compensation plan or equity-based plan. The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as the Compensation Committee may deem appropriate in its sole discretion. In 2020, the Committee also conducted a review of the CEO’s performance, reviewed the CEO’s assessment of his team’s performance, reviewed its Charter and conducted a self-assessment, facilitated by a third party.

The Compensation Committee determines the amount and mix of compensation components for the CEO, Mr. Kenny, for recommendation to the Board. As CEO, Mr. Kenny provides recommendations to the Compensation Committee with respect to the compensation to be paid to the other Named Executive Officers.

To achieve corporate objectives, the Committee believes it is important to provide competitive levels of compensation to retain the most qualified employees, to recognize individuals who exceed expectations and to closely link executive compensation with corporate performance. The Committee believes Meridian’s long-term objectives can be achieved through cash-based incentive compensation plans and stock-based incentive compensation plans.

The Compensation Committee’s processes and procedures for the consideration and determination of executive and director compensation are discussed in the section entitled “Compensation Discussion and Analysis” in this proxy statement. See Compensation Committee Report on page 33 following the Compensation Discussion and Analysis.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has ever been an officer or employee of the Company. None of the members of the Compensation Committee is or was a participant in any related person transaction in fiscal 2020 (see the section entitled “Transactions With Related Persons” in this proxy statement for a description of our policy on related person transactions). Lastly, none of the members of the Compensation Committee is an executive officer of another entity at which one of our executive officers serves on the Board of Directors. No Named Executive Officer of Meridian serves as a director or as a member of a committee of any company of which any of the Company’s non-employee directors are executive officers.

The Nominating and Corporate Governance Committee consists of Dwight E. Ellingwood (Chair), John C. McIlwraith, Catherine A. Sazdanoff, and David C. Phillips (Ex-Officio). The Committee met five times during fiscal 2020. In November 2020, the Committee considered and recommended the nomination of the current directors for re-election. The Committee identifies qualified nominees for the Board, recommends to the Board who will be nominated by the Company for election to the Board and recommends to the full Board any changes in the size of the Board. The Committee also reviewed its Charter and oversaw a third-party-facilitated self-assessment of the Board and its committees.

In recommending the nomination of directors, the Committee takes into account, among other factors which it may deem appropriate, the judgment, skill, diversity, independence, and business experience of the potential nominee and the needs of the Board as its function relates to the business of the Company. The Committee considers candidates for nomination from a variety of sources including recommendations of shareholders. Shareholders desiring to submit recommendations for nomination by the Committee should direct them to the Chairman of the Nominating and Corporate Governance Committee in care of the Company at its address shown on the cover page of this proxy statement.

The Nominating and Corporate Governance Committee will assess the qualifications of all candidates for the Board on an equal basis. In identifying and considering candidates for nomination to the Board, the Committee considers, among other factors, quality of experience, the needs of the Company and the range of talent and experience currently represented on the Board. The Committee also discusses a director skills matrix, which it has prepared and periodically updates. The Committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors, nor does the Committee have a formal policy with respect to diversity. However, the Committee, working with the Board, considers the diversity of all of the Company’s stakeholders – including shareholders, employees and customers – when engaging in corporate governance discussions.

Additionally, during 2020, under the oversight of the Nominating and Corporate Governance Committee, an evaluation of the Board and Committees was performed by a third party. The results of the evaluation were reviewed by the Board on November 10, 2020.

DIRECTORS AND EXECUTIVE OFFICERS

This table identifies the executive officers and directors of Meridian and shows the number of shares beneficially owned, as determined under SEC rules, on December 3, 2020. Beneficial ownership includes any shares as to which the individual has sole or shared voting or investment power and any shares that the individual has the right to acquire within 60 days.

		Common Stock Beneficially Owned
Name	Position	Amount[1]	Percentage
Jack Kenny	Chief Executive Officer and Director	179,860	*
Bryan T. Baldasare[2]	Executive Vice President, Chief Financial Officer, Chief Accounting Officer, and Secretary	31,575	*
Lourdes G. Weltzien[3]	Executive Vice President, Life Science	39,335	*
Tony Serafini-Lamanna[4]	Executive Vice President, Diagnostics	—	*
David C. Phillips[8]	Chairman of the Board and Director	156,238	*
James M. Anderson[5,6]	Director	119,112	*
Anthony P. Bihl	Director	15,446	*
Dwight E. Ellingwood[6,7]	Director	84,178	*
John C. McIlwraith[6,7]	Director	82,112	*
John M. Rice	Director	60,112	*
Catherine A. Sazdanoff[5,7]	Director	78,812	*
Felicia Williams[5]	Director	43,662	*

All Executive Officers and Directors as a Group		890,442	2.0%

[1]

Includes shares for options and restricted stock units currently exercisable and/or exercisable or vesting within 60 days as follows: Mr. Kenny (91,041); Mr. Baldasare (15,000); Dr. Weltzien (15,000); Mr. Phillips (99,742); Mr. Anderson (99,742); Mr. Bihl (5,020); Mr. Ellingwood (72,242); Mr. McIlwraith (65,742); Dr. Rice (48,742); Ms. Sazdanoff (67,742); and Ms. Williams (38,742).

[2]

On December 6, 2018, Bryan T. Baldasare was promoted to be the Company’s Chief Accounting Officer effective January 1, 2019. Mr. Baldasare was appointed as the Company’s Chief Financial Officer effective October 1, 2019. Mr. Baldasare served the Company as Interim Chief Financial Officer since June 28, 2019. Prior to that, Mr. Baldasare served the Company as its Senior Vice President, Corporate Controller and Treasurer. Mr. Baldasare has been employed by the Company since 2000, holding positions of increasing responsibility in the Company’s accounting and finance departments. Age: 54

[3]

Lourdes G. Weltzien joined Meridian in July 2008 as General Manager of Life Science and was appointed Vice President and General Manager of Life Science in April 2013, as well as President of Asia Pacific Markets in July 2016, and Executive Vice President, Life Science in March 2018. Prior to joining Meridian, Dr. Weltzien held various executive and management positions with Sigma-Aldrich Corporation (now Millipore-Sigma) since 1994. Age: 55

[4]

Tony Serafini-Lamanna joined Meridian in April 2018 as Vice President and General Manager of Diagnostics and was appointed Executive Vice President, Diagnostics in May 2020. Prior to joining Meridian, Mr. Serafini-Lamanna held various executive and management positions with Siemens Healthcare since 2001. Age: 57

[5]	Audit Committee Member.
[6]	Compensation Committee Member.
[7]	Nominating and Corporate Governance Committee Member.
[8]	Ex-Officio member of Audit, Compensation, and Nominating and Corporate Governance Committees.
*	Less than one percent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table lists the persons known by the Company to be the beneficial owners of more than five percent of the Company’s common stock as of December 3, 2020, unless otherwise noted. Beneficial ownership includes any shares as to which the individual has sole or shared voting or investment power.

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class[1]
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	6,906,209	16.10

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	4,601,826	10.74

Renaissance Technologies LLC 800 Third Avenue New York, NY 10022	3,286,712	7.67

Deerfield Mgmt, L.P. 780 Third Avenue, 37th Floor New York, NY 10017	2,369,166	5.53

[1]

For the beneficial owners listed in the table, the percentages listed reflect disclosures in the Schedule 13Gs most recently filed by each beneficial owner with the SEC as of the date of this proxy statement.

DELINQUENT SECTION 16(A) REPORTS

Section 16 of the Securities Exchange Act of 1934 requires Meridian’s executive officers, directors and persons who own more than ten percent of a registered class of Meridian’s equity securities to file reports of ownership and changes in ownership with the SEC. Based on a review of the copies of such forms received by it, Meridian believes that during the last fiscal year, all of its executive officers, directors and ten percent shareholders complied with the Section 16 reporting requirements. In making these statements, Meridian has relied upon examination of the copies of Forms 3, 4 and 5, and amendments thereto, and the written representation of its directors and executive officers.

TRANSACTIONS WITH RELATED PERSONS

Nasdaq rules require the Company to conduct an appropriate review of related party transactions required to be disclosed by the Company pursuant to SEC Regulation S-K Item 404 for potential conflict of interest situations on an ongoing basis and that all such transactions must be approved by the Audit Committee or another Committee comprised of independent directors. As a result, the Audit Committee annually reviews all such related party transactions and approves each related party transaction if it determines that it is in the best interests of the Company. Additionally, the Audit Committee’s Charter provides it the authority to review, approve and monitor transactions involving the Company and “related persons” (directors and executive officers or their immediate family members, or shareholders owning five percent or greater of the Company’s outstanding stock). This also covers any related person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). In considering the transaction, the Audit Committee may consider all relevant factors, including, as applicable: (i) the Company’s business rationale for entering into the transaction; (ii) the alternatives to entering into a related person transaction; (iii) whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction to the Company. This policy is included in the Company’s Employee Handbook. The approvals of such related person transactions are evidenced by internal Company resolutions, minutes or memoranda.

COMPENSATION DISCUSSION AND ANALYSIS

Throughout this proxy statement, the individuals who served as the Company’s CEO and Chief Financial Officer during fiscal 2020, as well as the other individuals listed in the Summary Compensation Table below, are referred to as the “Named Executive Officers” or “NEOs.”

Compensation Philosophy and Objectives

Our executive compensation is tied to performance objectives that are aligned with our strategic objectives to incentivize and focus behavior on strengthening our business for long-term shareholder value. Meridian believes that people who understand our purpose will drive progress. In order to create value for our shareholders, it has been important for us to focus on the core areas of growth, cost containment and organizational development. We continued to transform our business resources in 2020, based on where to compete in the market, and better leverage our strengths across the globe. Our strategic priorities are as follows:

•	Reshape the financial profile to achieve higher growth over time, while maintaining strong financial returns and mitigating risks in our business.

•	Focus on organic and inorganic investment to re-allocate capital to where we can win and compete over the long-term.

•	Align the deployment of human capital and minimize risk, while improving organizational fitness.

Compensation and benefit programs are an important part of the Company’s employment relationship, which also include challenging and rewarding work and a focus on career growth, while aligning with our strategy of increasing value. Pay for performance is fundamental to our compensation philosophy. We reward individuals’ performance for contributions to business success.

Critical to each element of our total compensation and benefits philosophy is that it be based on a strategy to attract, retain, and unlock the hidden potential of our human capital, and it, therefore, consists of competitive pay, incentive programs, and benefits that meet income security and protection. The affordability of compensation and benefits are considered over the medium- to long-term, and to the extent possible, will not fluctuate based on short-term business conditions.

The key principles to the design of our compensation programs are as follows:

•	Base salaries, which reflect job responsibilities, competitiveness, and individual performance in connection with merit increases;

•	Annual cash-based incentive opportunities, which are a function of company and personal performance; and

•

Longer-term stock-based incentive opportunities under our 2012 Stock Incentive Plan, in the form of stock options and/or restricted stock unit grants, which align the long-term interests of senior management with our shareholders.

Base salaries are based on individual job duties, performance and achievements, while considering internal pay equity, retention, critical skills, and independent survey market data for specific regions. Annual cash-based incentive programs are based on defined metrics aligned to our strategic objectives and the achievement of performance goals that are set at levels to motivate executives to commit to growth and align with value creation, while improving performance.

Stock-based incentive awards consist of restricted stock units and non-qualified stock options, with vesting generally being time-based. Stock-based awards are designed to both reward and retain, while aligning interests of management with our shareholders.

The Compensation Committee has established several principles and practices that are important to achieving our compensation philosophy and objectives. These are summarized below.

Gross-up Payments, Repricing of Options, Pledging, Hedging and Margin Accounts

The Company avoids new contractual agreements that include excise tax gross-up payments. It does not allow the repricing of options, which is not permitted under the 2012 Stock Incentive Plan without first obtaining the approval from shareholders of the Company. Additionally, the Company’s Insider Trading Policy places restrictions on the Company’s directors and executive officers regarding entering into hedging transactions with respect to the Company’s securities and from holding the Company’s securities in margin accounts or otherwise pledging such securities as collateral for loans. Specifically, our Insider Trading Policy provides that directors, executive officers and certain other designated employees may not purchase Meridian securities on margin or borrow against any account in which Meridian securities are held. The Policy also provides that such persons may not pledge Meridian securities as collateral for a loan or engage in hedging or monetization transactions (such as zero-cost collars and forward-sale contracts) with respect to Meridian securities. No directors or executive officers have in place any pledges or hedging transactions.

Recovery of Past Awards

The Board has adopted a compensation recoupment or “clawback” policy, applicable to all officers subject to Section 16 of the Securities Exchange Act of 1934. Under this policy, the Company will pursue recoupment of any excess compensation, including incentive cash bonuses, restricted awards, stock options or other compensation, which was awarded to a covered officer based on financial statements of the Company where such statements are required to be restated as a result of the intentional misconduct or fraud of the covered officer. In addition to recoupment, the Company shall take such other remedial actions deemed necessary against a covered employee, including recommending disciplinary actions up to and including termination and other available remedies. The recovery period for recoupment of any compensation is up to two fiscal years preceding the date on which the Company is required to prepare and file the restated financial statements. This policy has been proactively adopted in advance of final guidance under Section 954 of the Dodd-Frank Act and will be amended to conform with this Section when final guidance is available.

Minimum Vesting Periods

Although the plan document for our 2012 Stock Incentive Plan does not include minimum vesting periods for options or stock appreciation rights, our Compensation Committee includes minimum vesting provisions in the award agreements for stock options pursuant to authority granted to it under the 2012 Stock Incentive Plan. Generally the option award agreements provide for a minimum vesting period of three years. The 2012 Stock Incentive Plan provides that no restricted stock or restricted stock units conditioned upon the achievement of performance objectives shall be based on a restriction period of less than one year, subject to the Plan’s provisions applicable to termination of employment and change in control.

Cash Buyouts of Underwater Options

Although the plan document for our 2012 Stock Incentive Plan does not include a provision expressly prohibiting cash buyouts of options or stock appreciation rights, the Compensation Committee believes cash buyouts of “underwater options” is a governance practice that investors view as unfavorable. As a result, the Compensation Committee is generally opposed to cash buyouts of options or stock appreciation rights.

Back-Dating and Spring-Loading

Neither Meridian nor the Compensation Committee engages in spring-loading, back-dating or bullet-dodging practices. Meridian’s Board has adopted a policy that provides that the Compensation Committee may grant equity awards to Company employees (executive officers, vice presidents, senior directors and directors) for the Company’s annual equity compensation grant cycle only during the period of October 20 through November 10 each year. Stock options are granted at the closing market price on the date of grant, pursuant to the 2012 Stock Incentive Plan. Prior to the exercise of an option, the holder has no rights as a shareholder with respect to the shares subject to such option, including no rights to vote or to receive dividends. Restricted stock units do not have voting rights.

Ownership Guidelines

Consistent with its compensation philosophy and the principle of aligning the interests of management and directors of the Company with the interests of its shareholders, the Board of Directors has implemented stock ownership guidelines for “Specified Officers” (defined in the guidelines as those officers required to file beneficial ownership reports with the SEC) and non-employee directors. Under the guidelines, the Company’s CEO is required to own an amount of Company common stock (including non-vested restricted stock units) which is equal to or exceeds three times such CEO’s annual base salary, and Specified Officers other than the CEO are required to own an amount of Company common stock (including non-vested restricted stock units) which is equal to or exceeds such officer’s annual base salary. Also under the guidelines, each of the Company’s non-employee directors is required to own an amount of Company common stock which is equal to or exceeds three times such non-employee director’s annual retainer. Generally, persons subject to the guidelines are required to achieve the applicable guideline not later than three years from the appointment to their position. Excluding certain of those who are still within the phase-in period, as of the date of this proxy statement, persons subject to these guidelines have been deemed by the Board to have met their ownership target, either as a result of their direct holdings or shares held indirectly by an entity affiliated with such person, in accordance with the guidelines.

The Compensation Committee is responsible for ongoing oversight of compliance with this compensation philosophy. The Compensation Committee ensures that the total compensation paid to the NEOs is fair, reasonable and competitive.

At our 2020 annual meeting, Meridian once again held an advisory vote on the compensation of its NEOs, commonly referred to as a say-on-pay vote. Our shareholders approved the compensation of our NEOs, with approximately 80% of votes cast in favor of our 2020 say-on-pay resolution. Based on the results of the 2020 say-on-pay vote, the Compensation Committee concluded that the compensation paid to the NEOs and Meridian’s overall pay practices received strong shareholder support and do not require substantial revision to address shareholder concerns.

Executive Summary

Fiscal 2020 Highlights

Fiscal 2020 was a transformative year for Meridian. Actions of management over the previous two years prepared the Company to both weather the storm in Diagnostics and excel as a critical supplier to the IVD industry battling a global pandemic. The Compensation Committee recognized the following achievements of the Company during fiscal 2020 as it considered the Company’s compensation philosophy and related decisions related to executive compensation:

•	Consolidated Net Revenue of $253.7 million, up 26% year-over-year;

•	Life Science segment delivered record revenue of $132.5 million, up 106% year-over-year, with the contribution of $71.5 million from COVID-19 related products for immunological and molecular tests;

•	Diagnostics segment revenues decreased 11% year-over-year to $121.1 million, due to headwinds from COVID-19 pandemic in the second half;

•	Launched the Curian® analyzer and HpSA® assay, the first internally developed new product in several years;

•	Completed assay design lock in the development of a PCR COVID-19 test on the Revogene® system and expecting submission to the FDA for EUA approval; and

•	Closed the acquisition of Exalenz Bioscience, adding the BreathID® instrument and its Urea Breath Test for H. pylori to the diagnostics product portfolio.

Actions of the Compensation Committee

In several meetings during the year, Mr. Kenny and the Compensation Committee Chairman discussed, among other things, Meridian’s compensation philosophy and its effectiveness in attracting and retaining talented employees. They also discussed certain changes to the compensation programs for fiscal 2020, which are outlined in this proxy statement.

At its 2020 meetings, the Compensation Committee discussed these matters, both with and without the presence of management. The Compensation Committee discussed the recommendations of the CEO for compensation levels for all officers and the general pay increases to be paid throughout the Company. The Committee then made the compensation decisions, which are reflected in the figures presented in this proxy statement.

Fiscal 2020 Compensation Decisions

For Fiscal 2020, the target payout ratios as a percentage of base salary for the original Cash-Based Incentive Compensation Plan (“CICP”) were forty percent (40%) for the NEOs other than the CEO, and seventy-five percent (75%) for the CEO. Thirty percent (30%) of the target payout ratio was based on achieving certain levels of net revenues; thirty percent (30%) of the target payout ratio was based on achieving certain levels of non-GAAP operating income; and forty percent (40%) was based on individual performance using a 1-5 rating system.

As a result of the COVID-19 pandemic, during May 2020, the Company raised its revenue and non-GAAP operating income expectations to levels substantially higher than the maximum targets included in the original CICP. As a result, at that time, the Compensation Committee added “kickers” to the revenue component of the original CICP in order to incentivize maximization of the revenue opportunity.

	ORIGINAL TARGETS
	Revenue Target (Millions)	Income¹ Target (Millions)	NEOs other than CEO	CEO
Original Plan at Targets	$202	$22.7	40%	75.0%
Original Plan Max Increments	$ 10	$1.1	12%	22.5%
Original Plan Design Max Payout[2]	$212	$23.8	52%	97.5%
COVID Kicker	$225 to $270	NA	2.4% to 24%	4.5% to 45%
Individual Performance Kicker	>$240	NA	8%	15%
Actual	$253.7	$61.7	76.32%	143.1%

¹

Non-GAAP operating income excludes charges for acquisition-related costs, restructuring costs and selected legal matters, as well as the change in fair value of the contingent consideration obligation for the GenePOC acquisition. The Compensation Committee believes that that use of this non-GAAP measure is more useful than the comparable GAAP measure in evaluating performance against incentive bonus achievement targets.

[2]	Original Plan Design Max Payout percentage is calculated based on 150% payouts for both the Revenue and Income component targets and 100% payout for the personal component.

Following is a reconciliation of GAAP operating income to non-GAAP operating income for fiscal 2020:

Operating Income (GAAP to Non-GAAP Reconciliation)
U.S. GAAP Operating Income	$61,324,000
Acquisition-related costs	3,890,000
Restructuring costs	687,000
Selected legal costs	2,080,000
Change in fair value of contingent consideration obligation	(6,293,000)

Non-GAAP Operating Income for use in Cash-Based Incentive Target Measurement	$61,688,000

The CICP payment for the CEO was determined by the Compensation Committee pursuant to the terms of Mr. Kenny’s employment agreement, as well as taking into consideration actual revenues and non-GAAP operating income achieved, relative to the original targets and Kicker thresholds noted in the table above.

Fiscal 2021 Compensation Decisions

Base Salaries

Based on our financial results in fiscal 2020 and the Compensation Committee’s review of the CEO’s evaluation of the other NEOs, merit increases for Mr. Baldasare, Dr. Weltzien and Mr. Serafini-Lamanna for fiscal 2021 are expected to be approximately 3%. With respect to Mr. Kenny, see page 32 for discussion of his compensation arrangements. Base salaries across all Meridian employees below the executive level are expected to increase approximately 3% effective January 1, 2021.

Cash-Based Incentive Compensation

The Compensation Committee approved the 2021 CICP structure, including performance targets and payout targets. The target payout ratios as a percentage of base salary are fifty percent (50%) for the NEOs other than the CEO, and ninety percent (90%) for the CEO. Thirty percent (30%) of the target payout ratio is based on achieving certain levels of net revenues; thirty percent (30%) of the target payout ratio is based on achieving certain levels of non-GAAP operating income; and forty percent (40%) is based on individual performance using a 1-5 rating system. Depending on the level of achievement, a NEO other than the CEO may earn from 0% to 85% of base salary, and the CEO may earn from 0% to 153% of base salary.

Cash-based incentive compensation, if earned, is paid in the first quarter of each fiscal year, for the prior fiscal year’s performance. The net revenues and operating income targets operate independently from one another. While the net revenues portion may be earned upon achieving the net revenues targets, the component related to operating income is subject to the Company’s attainment of the specific operating income target, after inclusion of the compensation expense related to cash-based incentive compensation. Should the Company fail to reach the minimum operating income target, no cash-based incentive compensation will be paid for this component.

The Compensation Committee has designed the net revenues and operating income thresholds to be reasonably achievable targets, yet at levels that require diligence to produce meaningful performance. The Compensation Committee has also established “kickers” that are aimed at rewarding performance for revenue achievement and growth significantly above our financial guidance and internal operating plan. Such “kickers” are effective at revenues ranging from $325 million to $370 million. At $325 million, a NEO other than the CEO could earn as much as 88% of base salary, and the CEO could earn as much as 158% of base salary. At $370 million, a NEO other than the CEO could earn as much as 115% of base salary, and the CEO could earn as much as 207% of base salary.

Long-Term Stock-Based Incentives

Awards to be granted to certain executives of the Company, including the NEOs other than the CEO, are based on fixed dollar values that are dependent upon the executive’s level in the Company. Such awards are expected to be in the form of restricted stock units and in some cases, options to purchase Company stock. Awards to be granted to the CEO will be governed by the provisions of Mr. Kenny’s amended employment agreement and are expected to include two types of equity awards, restricted stock units and options to purchase Company stock.

Establishing Compensation Levels

The Compensation Committee reviews, sets and recommends to the Board of Directors for approval the compensation of the CEO. The Company has an employment agreement with the CEO, which is described on page 32. The compensation levels for the other NEOs are recommended by the CEO. The Compensation Committee has discretion to follow or modify such recommended levels of compensation. The Compensation Committee considers the input of our CEO as a crucial component of its compensation processes and decisions relating to NEO compensation. The Compensation Committee is not obligated to follow his recommendations. The Company does not engage in strict numerical benchmarking in determining the percentage modifications for the NEOs. Under its charter, the Compensation Committee is authorized to engage outside advisors at the Company’s expense. In fiscal 2020, the Company did not engage an independent consultant.

In setting the NEOs’ compensation, the Compensation Committee reviews all components of such compensation through the use of tally sheets. These tally sheets provide the amount of total compensation paid or earned by each NEO based on his or her base salary, cash-based incentive compensation, stock-based awards and retirement contributions. The tally sheets reviewed provide all of the information that is reflected in the Summary Compensation Table. The review by the Compensation Committee analyzes how changes in any element of compensation would impact other elements, particularly severance or change in control benefits, if applicable to the executive. Such analysis has become an important component in the Compensation Committee’s review of executive compensation, as the tally sheet allows the Compensation Committee to consider an executive’s overall compensation rather than only one or two specific components of an executive’s compensation. This allows the Compensation Committee to make compensation decisions and evaluate management recommendations based on a complete analysis of an executive’s total compensation. Salaries are set on a calendar year basis and, therefore, salaries paid in the first three months of each fiscal year beginning on the first day of October are set in the prior fiscal year.

Components of Executive Compensation and Related Risk Profile

Meridian’s executive compensation and benefits packages consist of base salary, cash-based incentive compensation, long-term stock-based incentive awards, Company-sponsored benefit and retirement plans, and change in control severance benefits. Each of these components has a certain risk profile.

Element	Form of Compensation	Purpose	Risk Profile
Base Salaries	Cash	Provides competitive, fixed compensation to attract and retain exceptional executive talent	Low to moderate

Annual Cash-Based Incentives	Cash	Provides a direct financial incentive to achieve corporate operating goals	Moderate to high

Long-Term Stock-Based Incentives	Non-qualified stock options and/or restricted stock units	Encourages executive officers to build and maintain a long-term equity ownership position in Meridian so that their interests are aligned with our shareholders	High

Health, Retirement and Other Benefits	Eligibility to participate in benefit plans generally available to our employees, including retirement plan contributions, and premiums paid on disability and life insurance policies	Benefit plans are part of a broad-based employee benefits program providing competitive benefits to our executive officers	Low

Change in Control Severance Benefits	Cash and continuation of certain benefits	Encourages executive officers to maximize value for shareholders in the event that the Company becomes subject to a change in control transaction	Moderate to high

The Compensation Committee has reviewed the risk profile of the components of the Company’s executive compensation program, including the performance objectives and target levels used in connection with incentive awards, and has considered the risks a NEO might be incentivized to take with respect to such components. When establishing the mix among these components, the Compensation Committee is careful not to encourage excessive risk taking. Specifically, the performance objectives contained in the Company’s executive compensation programs have been balanced between annual and long-term incentive compensation to ensure that both components are aligned and consistent with our long-term business plan and that our overall mix of stock-based awards has been allocated to promote an appropriate combination of incentive and retention objectives.

The Compensation Committee believes that the Company’s executive compensation program does not incentivize the NEOs to engage in business activities or other behavior that would threaten the value of the Company or the investments of its shareholders.

The Compensation Committee continues to monitor and evaluate on an on-going basis the mix of compensation, especially equity compensation, awarded to the NEOs, and the extent to which such compensation aligns the interests of the NEOs with those of the Company’s shareholders. In connection with this practice, the Compensation Committee has, from time to time, reconsidered the structure of the Company’s executive compensation program and the relative weighting of various compensation elements.

See Executive Summary on page 28 for discussion of base salaries, annual cash-based incentive compensation and long-term stock-based compensation.

Company-Sponsored Benefit and Retirement Plans

Meridian provides Company-sponsored benefit and retirement plans to the NEOs. In general, executives participate in the Company’s benefit and retirement plans on the same basis as other Company employees. The core benefit package includes health, dental, short- and long-term disability, and group term life insurance. Meridian generally provides retirement benefits to executives through qualified (under the Internal Revenue Code) defined contribution plans (401K Plan).

Change in Control Severance Benefits

The Compensation Committee believes that a reasonable level of salary and Company-sponsored benefit protection provides a means of retention and allows the NEOs to remain focused on achievement of Company goals and objectives in the event that the Company becomes subject to a merger or acquisition transaction. This component of compensation would only be paid in the event of a change in control of the Company, under certain qualifying conditions, and termination of the NEO’s employment (i.e., double trigger). For the CEO and selected other NEOs, this component of compensation would include two years’ base salary, performance bonus and core benefits. See page 39 for a description of change in control severance agreements entered into with certain of our executive officers.

Jack Kenny Employment Agreement

On November 5, 2019, Meridian entered into an Amended and Restated Employment Agreement (the “Kenny Employment Agreement”) with Jack Kenny, its CEO. Under the Kenny Employment Agreement, Mr. Kenny is entitled to be paid a base salary of $670,000 and his salary shall be reviewed annually by the Compensation Committee. During the first year of the Kenny Employment Agreement, Mr. Kenny was eligible to earn an annual target bonus of seventy-five percent of his base salary. Thereafter, the Compensation Committee shall set an eligible target amount for the annual bonus for the applicable employment term year. The actual amount of any annual bonus payable to Mr. Kenny in any year shall be determined by the Compensation Committee based upon performance criteria set forth in advance under the bonus plan established by the Compensation Committee and the achievement of such performance criteria.

The effective date of the Kenny Employment Agreement is October 1, 2019 and its term is two years, with annual renewal provisions following the initial term. Either the Company or Mr. Kenny may terminate the Kenny Employment Agreement at any time for any reason upon 90 days’ notice. In the event that the Company terminates the employment of Mr. Kenny without Cause or if he terminates his employment for Good Reason, each as defined in the Kenny Employment Agreement, Mr. Kenny is entitled to a severance payment equal to twelve months of his then current base salary plus a pro-rata portion of the target bonus through the date of termination. If such termination occurs during a change in control period (i.e., a double trigger), Mr. Kenny is entitled to a severance payment equal to two times his then current base salary plus his target bonus for the year in which the termination occurs.

The Kenny Employment Agreement contains customary indemnification provisions and a “clawback” provision that enables the Company to recoup any amounts paid to Mr. Kenny under the Kenny Employment Agreement if so required by applicable law or any applicable securities exchange listing standards.

Internal Pay Equity

The Compensation Committee believes that the relative difference between the CEO’s compensation and the compensation of the Company’s other executives has not increased significantly over the years. Further, the Compensation Committee believes that the Company’s internal pay equity structure is appropriate based upon the contributions to the success of the Company and as a means of motivation to other executives and employees.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement on Schedule 14A.

Members of the Compensation Committee

James M. Anderson (Chair)

Dwight E. Ellingwood

John C. McIlwraith

David C. Phillips (Ex-Officio)

CEO PAY RATIO

Our CEO Pay Ratio was calculated in compliance with the requirements set forth in Item 402(u) of Regulation S-K. We identified the median employee population as of July 31, 2020, which included all 693 global full-time, part-time, temporary and seasonal employees employed on that date, excluding 24 such employees in our Belgium, China, France and Holland locations, which in the aggregate represent less than 5% of our workforce.    We used a consistently applied compensation measure across our global employee population to calculate the median employee compensation. For our consistently applied compensation measure, we utilized total cash compensation per our internal payroll records, annualized and translated to U.S. dollars. We then calculated the median employee’s fiscal 2020 compensation in the same manner as the NEOs in the Summary Compensation Table. Our median employee compensation for fiscal 2020 was $66,070 and our CEO’s compensation was $3,330,484. Accordingly, our CEO-to-Employee Pay Ratio is approximately 50:1.

SUMMARY COMPENSATION TABLE

The following table summarizes the aggregate compensation paid, or earned, by each of the NEOs for the fiscal years ended September 30, 2020, 2019 and 2018, respectively:

Name and Principal Position (a)	Year (b)	Salary (c)		Bonus[1] (d)	Stock Awards[2] (e)		Option Awards[3] (f)		Non-Equity Incentive Plan Compensation[4] (g)		Change in Pension Value and Nonqualified Deferred Compensation Earnings (h)	All Other Compensation[5] (i)		Total
Jack Kenny Chief Executive Officer	2020 2019 2018	$ $ $	670,000 650,000 542,408	— — —	$ $ $	1,005,000 485,250 554,750	$ $	670,000 — 319,140	$ $ $	958,770 150,000 250,000	— — —	$ $ $	26,714 31,142 192,308	$ $ $	3,330,484 1,316,392 1,858,606

Bryan T. Baldasare[6] Executive Vice President, Chief Financial Officer and Secretary	2020 2019 2018	$ $ $	377,831 283,039 251,037	— — —	$ $ $	201,028 157,563 73,250		— — —	$ $ $	290,016 28,600 61,875	— — —	$ $ $	33,749 21,557 26,801	$ $ $	902,624 490,759 412,963

Lourdes G. Weltzien Executive Vice President, Life Science	2020 2019 2018	$ $ $	368,711 358,431 341,516	— — —	$ $ $	201,028 242,625 109,875	$	— — 71,780	$ $ $	283,625 50,512 57,493	— — —	$ $ $	31,172 23,982 35,385	$ $ $	884,536 675,550 616,049

Tony Serafini-Lamanna[7] Executive Vice President, Diagnostics	2020 2019 2018	$ $ $	317,269 274,346 105,000	$30,000 — —	$ $	120,613 157,563 —	$ $	10,328 — 32,134	$ $ $	274,752 28,700 28,000	— — —	$ $ $	32,979 76,921 15,706	$ $ $	785,941 537,530 180,840

[1]

The amount reflected for Mr. Serafini-Lamanna represents an amount received in connection with retention bonus payments made to the Executive Leadership Team in March 2020, prior to his promotion to Executive Vice President. No such payments were made to Mr. Kenny, Mr. Baldasare or Dr. Weltzien. See Note 7 below.

[2]

The amounts shown reflect the grant date fair value of the restricted stock units issued during fiscal years 2020, 2019 and 2018 in accordance with ASC Topic 718, including those granted to Mr. Kenny in connection with his November 5, 2019 Employment agreement and upon his being hired as CEO in October 2017. In addition, the amounts reflected for Mr. Baldasare and Mr. Serafini-Lamanna in fiscal 2019 include the grant date fair value of restricted stock units granted in connection with the acquisition of GenePOC, Inc. No compensation cost is included in this table related to the performance-based portion of the restricted stock units granted during fiscal 2018, and because the required earnings targets for Meridian were not reached for fiscal 2018, the performance-based restricted stock units were cancelled. No such performance-based restricted stock units were granted during fiscal 2020 or fiscal 2019. A discussion of the assumptions used in calculating these values may be found in Note 7(b) on page 66 of the Company’s Annual Report on Form 10-K filed with the SEC on November 23, 2020.

[3]

The amounts shown reflect the grant date fair value of the stock options granted during fiscal years 2020 and 2018 in accordance with ASC Topic 718, and during fiscal 2020 are comprised of: (i) a grant to Mr. Kenny in connection with his November 5, 2019 Employment Agreement; and (ii) a grant to Mr. Serafini-Lamanna in connection with retention grants made to members of the Executive Leadership Team, excluding Mr. Kenny, Mr. Baldasare and Dr. Weltzien, in March 2020, prior to his promotion to Executive Vice President. The fiscal 2018 amounts are comprised of: (i) a grant to Mr. Kenny upon his being hired as CEO in October 2017; (ii) a grant to Dr. Weltzien in connection with her promotion to Executive Vice President, Life Science in March 2018; (iii) a grant to Mr. Serafini-Lamanna upon his hiring in April 2018; and (iv) time-based grants made in connection with the Company’s long-term incentive compensation program. No compensation cost is included in this table related to the performance-based portion of stock options granted during fiscal 2018. Because the required earnings target for Meridian was not reached for fiscal 2018, the performance-based stock options were cancelled. A discussion of the assumptions used in calculating these values may be found in Note 7(b) on page 66 of the Company’s Annual Report on Form 10-K filed with the SEC on November 23, 2020.
[4]	The amounts shown represent amounts earned by the NEOs pursuant to the Officer’s Performance Compensation Plan for fiscal 2020, 2019 and 2018.
[5]	See the All Other Compensation table below for amounts, which include certain Company contributions and other personal benefits for fiscal 2020.

	All Other Compensation
	Jack Kenny	Bryan T. Baldasare	Lourdes G. Weltzien	Tony Serafini- Lamanna
Retirement Contributions	$16,406	$19,133	$16,878	$19,133

Vacation Cash-out Payment	10,308	14,616	14,294	13,846

Totals	$26,714	$33,749	$31,172	$32,979

[6]	Mr. Baldasare was named Executive Vice President and Chief Financial Officer of Meridian effective October 1, 2019.
[7]	Mr. Serafini-Lamanna was named Executive Vice President, Diagnostics effective May 18, 2020.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth, for each of the NEOs, information related to grants made during fiscal 2020 under Meridian’s Cash-Based Incentive Compensation Plan and 2012 Stock Incentive Plan:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1,2]			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards: Number of Shares of Stock or Units (#)		All other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
		Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)		(k)	(l)
Jack Kenny	10/31/19 11/05/19	$100,500 —	$502,300 —	$854,250 —	— —	— —	— —	— 99,505	[3]	— 198,119	[4]	— —	$	— 1,675,000
Bryan T. Baldasare	10/31/19 10/31/19	$30,400 —	$152,000 —	$258,400 —	— —	— —	— —	— 20,534	[5]	— —		— —	$	— 201,028
Lourdes G. Weltzien	10/31/19 10/31/19	$29,730 —	$148,650 —	$252,705 —	— —	— —	— —	— 20,534	[5]	— —		— —	$	— 201,028
Tony Serafini-Lamanna	10/31/19 10/31/19 03/26/20	$18,000 — —	$90,000 — —	$153,000 — —	— — —	— — —	— — —	— 12,320 —	[5]	— — 4,000	[6]	— — —	$ $	— 120,613 10,328

[1]

These columns reflect the potential payout for each NEO under the fiscal 2020 CICP if the threshold, target and maximum goals, as initially established, were satisfied for all performance measures. As described within the “Executive Summary” section of the “Compensation Discussion and Analysis” beginning on page 28, in connection with developments related to the COVID-19 pandemic, during May 2020, the Company raised its revenue and non-GAAP operating income expectations to levels substantially higher than the maximum targets included in the original CICP. As a result, at that time, the Compensation Committee added “kickers” to the revenue component of the original CICP in order to incentivize maximization of the revenue opportunity. The application of these revised revenue and operating income expectations, the COVID kicker and the individual performance factors resulted in the determination of the amounts earned by the NEOs set forth in “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

[2]	Mr. Serafini-Lamanna’s potential payout for fiscal 2020 was established prior to his promotion to Executive Vice President.
[3]	This grant of time-based restricted stock units vests 100% on October 1, 2022.
[4]	This grant of time-based stock options vests in three equal annual installments from the date of grant, until fully vested on October 1, 2022.
[5]	These grants of time-based restricted stock units vest 100% on November 15, 2022.
[6]

This grant of time-based restricted stock units with 100% vesting after three years was made to Mr. Serafin-Lamanna in connection with retention grants made to the Executive Leadership Team in March 2020, prior to his promotion to Executive Vice President. No such grants were made to Mr. Kenny, Mr. Baldasare or Dr. Weltzien.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on the NEOs’ holdings of equity awards under Meridian’s 2012 Stock Incentive Plan as of September 30, 2020:

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)		(c)		(d)	(e)		(f)	(g)		(h)		(i)	(j)
Jack Kenny	50,000 —	[1]	50,000 198,119	[1] [2]	— —	$ $	14.50 10.10	10/09/27 11/05/29	— — 25,000 25,000 99,505	[9] [9] [10]	$ $ $	— — 424,500 424,500 1,689,595	— — — — —	— — — — —

Bryan T. Baldasare	15,000	[3]	—		—		$19.56	03/24/26	— 5,000 5,000 7,500 1,200 20,534	[11] [9] [9] [12] [13]	$ $ $ $ $	— 84,900 84,900 127,350 20,376 348,667	— — — — — —	— — — — — —

Lourdes G. Weltzien	10,000 — 5,000	[4] [6]	— 12,500 5,000	[5] [6]	— — —	$ $ $	19.66 14.65 14.30	07/01/26 11/08/27 04/24/28	— — — 10,000 625 7,500 12,500 20,534	[11] [14] [9] [9] [13]	$ $ $ $ $	— — — 169,800 10,613 127,350 212,250 348,667	— — — — — — — —	— — — — — — — —

Tony Serafini-Lamanna	— —		10,000 4,000	[7] [8]	— —	$ $	14.60 6.97	04/30/28 03/26/30	— — 7,500 1,200 12,320	[9] [12] [13]	$ $ $	— — 127,350 20,376 209,194	— — — — —	— — — — —

[1]	Options vest in four equal annual installments from the date of grant, until fully vested on October 9, 2021.
[2]	Options vest in three equal annual installments from the date of grant, until fully vested on October 1, 2022.
[3]	Options fully vested on March 24, 2020.
[4]	Options fully vested on July 1, 2020.
[5]	Options vest in full on November 8, 2021.

[6]	Options vest in four equal annual installments from the date of grant, until fully vested on April 24, 2022.
[7]	Options vest in full on April 30, 2022.
[8]	Options vest in full on March 26, 2023.
[9]	Units vest on November 15, 2021.
[10]	Units vest on October 1, 2022.
[11]	Units vest on November 15, 2020.
[12]	Units vest on September 16, 2022.
[13]	Units vest on November 15, 2022.
[14]	Units vest on November 21, 2020.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth, for each of the NEOs, information on options exercised and restricted stock units vested during fiscal 2020:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[2]
(a)	(b)	(c)	(d)	(e)
Jack Kenny	—	$—	13,000	$117,520
Bryan T. Baldasare	1,500	$5,370	5,000	$43,200
Lourdes G. Weltzien	—	$—	5,625	$48,694
Tony Serafini-Lamanna	—	$—	—	$—

[1]	Amounts reflect the difference between the exercise price of the option and the market price of Meridian common shares at the time of exercise.
[2]	Amounts reflect the market price of Meridian common shares at the time of restricted stock units vesting.

401(K) PLAN

Our 401(k) Savings Plan (“401(k) Plan”) allows all U.S. employees of the Company as soon as administratively possible following their employment to set aside a portion of their compensation each year for their retirement needs, up to the limits set by the Internal Revenue Code. Presently, the Company contributes a matching contribution of 100% of the first 4% of the employee’s contribution (i.e., up to 4% of an employee’s salary), subject to Internal Revenue Code limitations. The Company may also contribute a profit-sharing contribution at its discretion. Employee contributions and employer matching contributions are 100% vested immediately. Participants are entitled to direct the investment of their accounts among various mutual funds selected by the Meridian Bioscience, Inc., Savings and Investment Plan Committee. Participants who terminate employment are entitled to receive the vested portion of their accounts.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

As described on page 32 in the “Compensation Discussion and Analysis” section of this proxy statement, Mr. Kenny and Meridian are parties to the Kenny Employment Agreement which sets forth compensation, non-competition, benefit and severance provisions and provides for a payment equal to twelve months of Mr. Kenny’s then current base salary plus a pro-rata portion of the target bonus through the date of termination in the event Mr. Kenny is terminated by Meridian without cause or Mr. Kenny terminates his employment for good reason. If such termination occurs during a change in control period (double trigger), Mr. Kenny is entitled to a severance payment equal to two times his then current base salary plus his target bonus for the severance period.

Had one of the events noted above occurred on September 30, 2020 and Meridian been within a change in control period at that time, Mr. Kenny would also have been entitled to the following under the Kenny Employment Agreement:

Salary	$1,340,000
Annual Performance Bonus	1,005,000

Total Lump Sum Payment	$2,345,000

Our Board of Directors authorized us to enter into change in control severance agreements with certain of our executive officers (other than our CEO, who has a change in control provision in his Employment Agreement). Each agreement had an initial term ended December 31, 2016, and each year will automatically renew for an additional one year term, provided however, that if a change in control occurs the term will expire no earlier than 24 calendar months after the calendar month in which such change in control occurs. A change in control is generally defined in each agreement as any of the following: (i) a person is or becomes a beneficial owner of more than 50% of our voting securities; (ii) the composition of a majority of our Board changes; (iii) we consummate a merger or similar transaction; or (iv) the sale of all or substantially all of our assets. Each agreement provides, among other things, that if a change in control occurs during the term of the agreement, and the executive’s employment is terminated either by us or by the executive, other than: (a) by us for cause; (b) by reason of death or disability; or (c) by the executive without good reason, such executive will receive a severance payment equal to: (A) a multiple of such executive’s annual base salary; (B) a multiple of executive’s target bonus amounts; and (C) earned but unused vacation time. In addition, each change in control agreement provides that in the event that the severance and other benefits provided for in the agreement or otherwise payable to the executive would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the benefits under the agreement will be either delivered in full, or delivered to a lesser extent which would result in no portion of the benefits being subject to such excise tax, whichever is more beneficial to the executive.

Had termination in connection with a change in control occurred on September 30, 2020, the NEOs to which the policy applied at that date (Mr. Baldasare and Dr. Weltzien) would have been entitled to the following lump sum payments under the policy:

	Bryan T. Baldasare	Lourdes G. Weltzien
Salary	$760,000	$743,250
Annual Performance Bonus	304,000	297,300
Earned but Unused Vacation	17,560	22,138

Total Lump Sum Payment	$1,081,560	$1,062,688

DIRECTOR COMPENSATION

For fiscal 2020, independent directors of Meridian received the following compensation for service on the Board and the Audit Committee (“AC”), Compensation Committee (“CC”) and Nominating & Corporate Governance Committee (“N&CGC”) (annual amounts presented):

-Base for director service	$40,000
-Additional for Independent Chairperson	$50,000
-AC Chair	$20,000
-AC Member	$10,000
-CC Chair	$13,000
-CC Member	$6,000
-N&CGC Chair	$13,000
-N&CGC Member	$5,000

Each independent director is entitled to receive on an annual basis an equity award grant valued at $100,000. During fiscal 2020, one-third of such equity value was in the form of restricted stock units (valued at the market value of our common stock at the date of award) and two-thirds was in the form of non-qualified options to purchase common shares of the Company at an exercise price equal to the grant date closing sale price as reported on Nasdaq (valued pursuant to the current methodology utilized by the Company for financial reporting purposes, which may be found in Note 7(b) on page 66 of the Company’s Annual Report on Form 10-K filed with the SEC on November 23, 2020). Effective in fiscal 2021, the $100,000 director stock-based grant will be paid to each director in the equity form of their choosing (i.e., restricted stock units and/or non-qualified stock options), with the value of each form of equity determined consistent with that previously noted for fiscal 2020.

The following table provides information on compensation related to fiscal 2020 for independent directors who served during fiscal 2020:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1]	Option Awards ($)[1]	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
James M. Anderson	$63,000	$33,326	$66,674	—	—	—	$163,000
Anthony P. Bihl	$10,000	$20,000	$40,000	—	—	—	$70,000
Dwight E. Ellingwood	$59,000	$33,326	$66,674	—	—	—	$159,000
John C. McIlwraith	$51,000	$33,326	$66,674	—	—	—	$151,000
David C. Phillips	$90,000	$33,326	$66,674	—	—	—	$190,000
John M. Rice	$46,500	$33,326	$66,674	—	—	—	$146,500
Catherine A. Sazdanoff	$55,000	$33,326	$66,674	—	—	—	$155,000
Felicia Williams	$60,000	$33,326	$66,674	—	—	—	$160,000

[1]

The amounts shown reflect the grant date fair value of the awards made in fiscal year 2020 in accordance with ASC Topic 718. A discussion of the assumptions used in calculating these values may be found in Note 7(b) on page 66 of the Company’s Annual Report on Form 10-K filed with the SEC on November 23, 2020.

SHAREHOLDER PROPOSALS FOR NEXT YEAR

The deadline for shareholder proposals to be included in the proxy statement for next year’s meeting is August 18, 2021.

The form of proxy for this meeting grants authority to the designated proxies to vote in their discretion on any matters that come before the meeting except those set forth in Meridian’s proxy statement and except for matters as to which adequate notice is received. In order for a notice to be deemed adequate for the 2022 Annual Shareholders’ Meeting, it must be received prior to November 1, 2021. If there is a change in the anticipated date of next year’s Annual Shareholders’ Meeting or these deadlines by more than 30 days, we will notify you of this change through our Form 8-K and/or Form 10-Q filings.

Meridian’s Code of Regulations provides that only persons nominated by an officer, director or in writing by a shareholder not earlier than 150 days nor later than 90 days prior to the meeting at which directors are to be selected shall be eligible for election and that shareholder proposals be presented not earlier than 150 days nor later than 90 days prior to the meeting at which the proposals are to be presented.

QUESTIONS

If you have questions or need more information about the annual meeting, call us at (513) 271-3700 or write to:

Bryan T. Baldasare

Executive Vice President, Chief Financial Officer and Secretary

Meridian Bioscience, Inc.

3471 River Hills Drive

Cincinnati, Ohio 45244

For information about your record holdings, call Computershare Shareholder Services at (888) 294-8217.

APPENDIX A

MERIDIAN BIOSCIENCE, Inc.

2021 Omnibus Award Plan

1. Purpose. The purpose of the Meridian Bioscience, Inc. 2021 Omnibus Award Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders. This Plan document is an omnibus document which authorizes, in addition to the Plan, the establishment of separate sub-plans (“Sub Plans”) that the Committee (defined below) may create and administer from time to time. The Plan shall be a separate and independent plan from the Sub Plans, but the total number of shares of Common Stock authorized to be issued under the Plan applies in the aggregate to both the Plan and the Sub Plans. The Israeli Appendix to the Meridian Bioscience, Inc. 2012 Stock Incentive Plan shall apply to this Plan in the same manner as it applied to and formed an integral part of the Meridian Bioscience, Inc. 2012 Stock Incentive Plan; such Israeli Appendix shall form an integral part of this Plan.

2. Definitions. The following definitions shall be applicable throughout the Plan.

(A) “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(B) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Deferred Stock, Deferred Stock Unit, Other Stock-Based Award and Performance Compensation Award granted under the Plan. For purposes of Section (C) of the Plan, “Award” and “Award under the Plan” shall also mean any stock-based award granted under the Prior Plan and outstanding on the Effective Date.

(C) “Board” means the Board of Directors of the Company.

(D) “Cause” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Participant’s conviction or misappropriation of money or other property or conviction of a felony, or a guilty plea or plea of nolo contendere by Participant with respect to a felony, (ii) conduct by the Participant that is in competition with the Company, conduct by a Participant that breaches the Participant’s duty of loyalty to the Company or a Participant’s willful misconduct, (iii) a willful and material breach by the Participant of his or her obligations under any agreement entered into between the Participant and the Company, or (iv) the Participant’s failure to substantially perform his or her duties with the Company (other than by reason of the Participant’s Disability). For Participants subject to Section 16 of the Exchange Act, the determination of whether any conduct, action or failure to act constitutes “Cause” shall be made by the Committee in its sole discretion.

(E) “Change in Control” shall, in the case of a particular Award, unless the applicable Award agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon: (A) the sale of all, or substantially all of the assets of the Company; (B) a merger, or recapitalization, or similar transaction which results in the shareholders of the Company immediately prior to such event owning less than fifty percent (50%) of the fair market value or the voting power of the surviving entity; (C) the date during any twelve (12) month period that a majority of the Board is replaced by directors whose appointment is not endorsed by a majority of the members of the Board before the date of appointment or election; or (D) the acquisition, directly or indirectly, of the Beneficial Ownership (within the meaning of that term as it is used in Section 13(d) of the Exchange Act) of thirty percent (30%) or more of the outstanding voting securities of the Company by any Person, entity or group. This definition shall not apply to the purchase of by underwriters in connection with a public offering of securities of the Company, or the purchase of shares of up to twenty five percent (25%) of any class of securities of the Company by a tax-qualified employee stock benefit plan. Notwithstanding anything herein to the contrary, and only to the extent that an Award is subject to Code Section 409A and payment of the Award pursuant to the application of the definition of “Change in Control” above would cause such Award not to otherwise comply with Code Section 409A, payment of an Award may occur upon a Change in Control only to the extent that the event constitutes a “change in the ownership or effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company under Code Section 409A.

(F) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(G) “Committee” means a committee of at least two people as the Board may appoint to administer the Plan or, if no such committee has been appointed by the Board, the Board.

(H) “Common Stock” means the common stock, no par value per share, of the Company (and any stock or other securities into which such common stock may be converted or into which it may be exchanged).

(I) “Company” means Meridian Bioscience, Inc., an Ohio corporation, and any successor thereto.

(J) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(K) “Deferred Stock” means a right to receive shares of Common Stock pursuant to Section (C) of this Plan upon the terms and conditions set forth in the respective Award agreement granting the Award.

(L) “Deferred Stock Unit” means a right to receive shares of Common Stock pursuant to Section (D) of this Plan upon the terms and conditions set forth in this respective Award agreement granting the Award.

(M) “Disability” means a Participant’s physical or mental incapacity resulting from personal injury, disease, illness or other condition which (i) prevents him or her from performing his or her duties for the Company, as determined by the Committee or its designee, and (ii) results in his or her termination of employment or service with the Company . The Committee may substitute a different definition for the term “Disability” in its discretion as it deems appropriate, including the definition under a long term disability plan of the Company or an Affiliate.

(N) “Effective Date” means the date on which the Plan is initially approved by the stockholders of the Company.

(O) “Effective Date Share Limit” has the meaning given such term in Section (B).

(P) “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) an “independent director” under the rules of NASDAQ or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation.

(Q) “Eligible Person” means any (i) individual employed by the Company or an Affiliate; (ii) director or officer of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act; or (iv) individual who has accepted an offer of employment or service as an employee, director, officer, consultant or advisor with the Company or its Affiliates (and would satisfy the provisions of any of clauses (i) through (iii) above once he or she begins employment with or providing services to the Company or its Affiliates), who, in the case of each of clauses (i) through (iv) above, has entered into an Award agreement or who has received written notification from the Committee or its designee that he or she has been selected to participate in the Plan.

(R) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(S) “Exercise Price” has the meaning given such term in Section (B) of the Plan.

(T) “Fair Market Value” means (i) unless otherwise determined by the Committee, on a given date, (A) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported, or (B) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (ii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock. In the case of an Incentive Stock Option, Fair Market Value shall be determined by the Committee in accordance with Code Section 422. For Awards intended to be exempt from Code Section 409A, Fair Market Value shall be determined by the Committee in accordance with Code Section 409A.

(U) “Full-Value Award” means Restricted Stock, Restricted Stock Units, unrestricted Common Stock, Deferred Stock or Deferred Stock Units.

(V) “Immediate Family Members” shall have the meaning set forth in Section (C).

(W) “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

(X) “Indemnifiable Person” shall have the meaning set forth in Section (E) of the Plan.

(Y) “NASDAQ” shall mean The NASDAQ Global Select Market.

(Z) “Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award.

(AA) “Nonqualified Stock Option” means an Option that is not designated by the Committee as an Incentive Stock Option.

(BB) “Non-Employee Director” means a member of the Board who is not an employee of the Company or any Affiliate.

(CC) “Option” means an Award granted under Section 7 of the Plan.

(DD) “Option Period” has the meaning given such term in Section (C) of the Plan.

(EE) “Other Stock-Based Award” means an Award granted under Section 10 of the Plan.

(FF) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award.

(GG) “Participant Agreement” means, with respect to an Eligible Person, any applicable Award agreement or any other employment, consulting, or other service or compensatory or severance agreement between the Eligible Person and the Company or an Affiliate, or any compensatory or severance plan, program, or arrangement of the Company or an Affiliate in which the Eligible Person participates.

(HH) “Performance Compensation Award” shall mean any Award, whether cash-based or stock-based, designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

(II) “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.

(JJ) “Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(KK) “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period.

(LL) “Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(MM) “Permitted Transferee” shall have the meaning set forth in Section (C) of the Plan.

(NN) “Person” shall have the meaning given such term in Section 3(a)(9) of the Exchange Act.

(OO) “Plan” means this Meridian Bioscience, Inc. 2021 Omnibus Award Plan, as amended from time to time.

(PP) “Prior Plan” shall mean the Meridian Bioscience, Inc. 2012 Stock Incentive Plan, collectively with the 2004 Equity Compensation Plan, as each such plan may have been amended and/or restated.

(QQ) “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(RR) “Restricted Stock” means Common Stock, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(SS) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(TT) “Retirement” shall have the following meaning, unless otherwise set forth in applicable Participant Agreements: retirement with the Company at or after age 65 or at or after the later of age 55 and ten years of service.

(UU) “SAR Period” has the meaning given such term in Section (C) of the Plan.

(VV) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(WW) “Separation From Service” shall have the meaning set forth in Section 409A(a)(2)(A)(i) of the Code.

(XX) “Specified Employee” means a Participant who meets the definition of “specified employee,” as defined in Section 409A(a)(2)(B)(i) of the Code.

(YY) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(ZZ) “Strike Price” has the meaning given such term in Section (B) of the Plan.

(AAA) “Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of company voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (or any comparable foreign entity) (a) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (b) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(BBB) “Substitute Award” has the meaning given such term in Section (E).

(CCC) “Sub Plans” has the meaning given such term in Section 1.

(DDD) “Transaction” has the meaning given such term in the definition of “Change in Control.”

3. Effective Date; Duration. The Plan is effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4. Administration.

(A) The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan), it is intended that each member of the Committee shall, at the time he or she takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

(B) Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award, including the vesting provisions; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) establish any Sub Plans that may be governed by the Plan; (viii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (ix) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (x) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards (including previously deferred Awards), and accelerate and determine payouts, if any, in respect of Awards with incomplete Performance Periods, in each case upon a Change in Control, death, Disability or Retirement (or on any other termination of employment) of a Participant; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(C) Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of the Company the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, and that may be so delegated as a matter of law, except for grants of Awards to persons subject to Section 16 of the Exchange Act. When the Committee delegates its authority hereunder to one or more officers of the Company, it shall specify the total number of Awards that the officer or officers may award and the terms on which any Awards may be offered or sold. In no event shall the Committee authorize any officer to designate such officer as a recipient of any Awards.

(D) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(E) No member of the Board, the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting bad faith, fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made under the Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Amended Articles of Incorporation or Amended and Restated Code of Regulations. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Amended Articles of Incorporation or Amended and Restated Code of Regulations, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(F) Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5. Grant of Awards; Shares Subject to the Plan; Limitations.

(A) The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock, Deferred Stock Units, Other Stock-Based Awards and/or Performance Compensation Awards to one or more Eligible Persons.

(B) Awards granted under the Plan shall be subject to the following limitations: (i) subject to Sections (C) and 12 of the Plan, no more than the sum of (A) 2,000,000 shares of Common Stock plus (B) the number of shares of Common Stock that, as of the Effective Date, are remaining available for issuance or delivery, and not subject to outstanding awards, under the Prior Plan may be delivered in the aggregate pursuant to Awards granted under the Plan (such sum of (A) and (B), the “Effective Date Share Limit”); (ii) subject to Section 12 of the Plan, no more than the number of shares of Common Stock equal to the Effective Date Share Limit may be delivered in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan; and (iii) the maximum number of shares subject to Awards granted to any Non-Employee Director during a single fiscal year shall be limited so that the Awards, taken together with any cash fees paid to such Non-Employee Director in respect of his or her service during such year (including service as a member or chair of any committees of the Board), do not exceed $450,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). Notwithstanding the foregoing, the Board may make exceptions to the limit in the foregoing clause (iii) for (A) a non-executive chairman of the Board, provided that such non-executive chairman does not participate in the decision to award such compensation, and (B) special projects and ad hoc committee appointments, as deemed appropriate by the Board, from time to time.

(C) If shares of Common Stock issued or issuable upon vesting or settlement of an Award are withheld by the Company, or if shares of Common Stock owned by a Participant are surrendered or tendered to the Company (either directly or by means of attestation), in payment of any taxes required to be withheld in respect of such Award (other than an Award of Options or SARs), in each case, in accordance with the terms and conditions of the Plan and any applicable Award agreement, such withheld, surrendered or tendered shares shall become available for other Awards under the Plan; provided, further, that in no event shall such shares increase the number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options granted under the Plan. If and to the extent an Award under the Plan is settled in cash or expires, terminates or is canceled or forfeited for any reason whatsoever, the shares covered by such Award shall again become available for other Awards under the Plan. For the avoidance of doubt, the following shares shall not be added to the shares authorized for grant under sub-section (B) of this Section 5: (i) shares tendered by a Participant or withheld by the Company in payment of the Exercise Price of an Option; (ii) shares tendered by a Participant or withheld by the Company to satisfy any tax withholding obligation with respect to Options or SARs; (iii) shares subject to a SAR that are not issued in connection with its stock settlement on exercise thereof; and (iv) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options.

(D) Shares of Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.

(E) Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired directly or indirectly by the Company or with which the Company combines (“Substitute Awards”). Shares of Common Stock underlying Substitute Awards shall not be counted against the number of shares of Common Stock available for issuance pursuant to Section (B) above; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan.

(F) Following the Effective Date, no new awards shall be granted under the Prior Plan. For purposes of the preceding sentence, awards under the Prior Plan with performance periods that commenced prior to the Effective Date and end after the Effective Date shall not be deemed new awards granted following the Effective Date.

6. Eligibility. Participation shall be limited to Eligible Persons.

7. Options.

(A) Generally. Each Option granted under the Plan shall be evidenced by an Award agreement. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(B) Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the Exercise Price per share shall be no less than 110% of the Fair Market Value per share on the Date of Grant.

(C) Vesting and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, however, that the Option Period shall not exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate; provided, further, that notwithstanding any vesting dates set by the Committee, and consistent with the Committee’s power under Section (B), the Committee may, in its sole discretion, accelerate the exercisability of any Option upon a Change in Control, death, Disability or Retirement (or on any other termination of employment) of a Participant, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability.

(D) Method of Exercise and Form of Payment. No shares of Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company), provided that such shares of Common Stock are not subject to any pledge or other security interest; (ii) a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise deliverable in respect of an Option that are needed to pay the Exercise Price and all applicable required withholding taxes; or (iii) by such other method as the Committee may permit in its sole discretion, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price or (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price. Notwithstanding the foregoing, if on the last day of the Option Period, the Fair Market Value exceeds the Exercise Price, the Participant has not exercised the Option, and the Option has not expired, such Option shall be deemed to have been exercised by the Participant on such last day by means of a net exercise and the Company shall deliver to the Participant the number of shares of Common Stock for which the Option was deemed exercised less such number of shares of Common Stock required to be withheld to cover the payment of the Exercise Price and all applicable required withholding taxes. Any fractional share of Common Stock shall be settled in cash.

(E) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date on which he or she makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (i) two years after the Date of Grant of the Incentive Stock Option and (ii) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Common Stock.

(F) Compliance with Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

8. Stock Appreciation Rights.

(A) Generally. Each SAR granted under the Plan shall be evidenced by an Award agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(B) Strike Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant). Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price at least equal to the Exercise Price of the corresponding Option.

(C) Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting dates set by the Committee, and consistent with the Committee’s power under Section (B), the Committee may, in its sole discretion, accelerate the exercisability of any SAR upon a Change in Control, death, Disability or Retirement (or on any other termination of employment) of a Participant, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability.

(D) Method of Exercise. SARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an Option, the SAR Period), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(E) Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over the Strike Price, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional share of Common Stock shall be settled in cash.

(F) Substitution of SARs for Nonqualified Stock Options. The Committee shall have the authority in its sole discretion to substitute, without the consent of the affected Participant or any holder or beneficiary of SARs, SARs settled in shares of Common Stock (or settled in shares or cash in the sole discretion of the Committee) for outstanding Nonqualified Stock Options, provided that (i) the substitution shall not otherwise result in a modification of the terms of any such Nonqualified Stock Option, (ii) the number of shares of Common Stock underlying the substituted SARs shall be the same as the number of shares of Common Stock underlying such Nonqualified Stock Options and (iii) the Strike Price of the substituted SARs shall be equal to the Exercise Price of such Nonqualified Stock Options; provided, however, that if, in the opinion of the Company’s independent public auditors, the foregoing provision creates adverse accounting consequences for the Company, such provision shall be considered null and void.

9. Restricted Stock and Restricted Stock Units.

(A) Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award agreement. Each Restricted Stock and Restricted Stock Unit grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.

(B) Stock Certificates and Book Entry; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued or shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock. To the extent that shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

(C) Vesting; Acceleration of Lapse of Restrictions. The Restricted Period with respect to Restricted Stock and Restricted Stock Units shall lapse in such manner and on such date or dates determined by the Committee and the Committee shall determine the treatment of the unvested portion of Restricted Stock and Restricted Stock Units upon termination of employment or service of the Participant granted the applicable Award. Consistent with the Committee’s power under Section (B), the Committee may in its sole discretion accelerate the lapse of any or all of the restrictions on the Restricted Stock and Restricted Stock Units upon a Change in Control, death, Disability or Retirement (or on any other termination of employment) of a Participant, which acceleration shall not affect any other terms and conditions of such Awards.

(D) Delivery of Restricted Stock and Settlement of Restricted Stock Units.

(i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate (or, if applicable, a notice evidencing a book entry notation) evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends. Dividends and dividend equivalents credited or payable in connection with an Award of Restricted Stock that has not yet vested shall be subject to the same restrictions and risk of forfeiture as the underlying Award and shall not be paid until the underlying Award vests.

(ii) Unless otherwise provided by the Committee in the applicable Award agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (A) pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock in respect of such Restricted Stock Units or (B) defer the delivery of Common Stock (or cash or part Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units. To the extent provided in the applicable Award agreement, the holder of outstanding Restricted Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, upon the release of restrictions on such Restricted Stock Units, and, if such Restricted Stock Units are forfeited, the Participant shall have no right to such dividend equivalent payments. Dividends and dividend equivalents credited or payable in connection with an Award of Restricted Stock Units that has not yet vested shall be subject to the same restrictions and risk of forfeiture as the underlying Award and shall not be paid until the underlying Award vests.

(E) Legends on Restricted Stock. Each certificate representing Restricted Stock awarded under the Plan, if any, shall bear a legend substantially in the form of the following, in addition to any other information the Company deems appropriate, until the lapse of all restrictions with respect to such Common Stock:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE MERIDIAN BIOSCIENCE, INC. 2021 OMNIBUS AWARD PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, BETWEEN MERIDIAN BIOSCIENCE, INC. AND PARTICIPANT. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF MERIDIAN BIOSCIENCE, INC.

10. Other Stock-Based Awards.

(A) Generally. The Committee may issue unrestricted Common Stock or rights under the Company’s other incentive programs that, subject to the terms and conditions thereof, provide for the right to receive grants of Awards at a future date, or other Awards denominated in Common Stock, under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Other Stock-Based Award granted under the Plan shall be evidenced by an Award agreement. Each Other Stock-Based Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.

(B) Non-Employee Director Awards. The Committee shall grant Awards to each Non-Employee Director as part of the retainer for Non-Employee Director service. The number of shares of Common Stock underlying the Awards granted to each Non-Employee Director shall be the number of shares Common Stock equal to the award value divided by the Fair Market Value of a share of Common Stock on the Date of Grant. Notwithstanding the foregoing, the Committee may grant Stock Options, Restricted Stock Units, Restricted Stock or other types of Awards contemplated by this Plan. Subject to the limitations in Section 5(b)(iii), the Committee shall have the authority to establish the award value annually.

(C) Deferred Stock. The Committee is authorized to grant Deferred Stock to any Participant. The number of shares of Deferred Stock shall be determined by the Committee and may (but is not required to) be based on one or more Performance Criteria, Performance Formulae or Performance Goals, including service to the Company, as the Committee determines, in each case on a specified date or dates or over any period or periods determined by the Committee. Shares of Common Stock underlying a Deferred Stock award which may be subject to a vesting schedule or other conditions or criteria set by the Committee will be issued on the vesting date(s) or date(s) that those conditions and criteria have been satisfied, as applicable. Unless otherwise provided by the Committee, a holder of Deferred Stock shall have no rights as a Company shareholder with respect to such Deferred Stock until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the shares of Common Stock underlying the Award have been issued to such holder.

(D) Deferred Stock Units. The Committee is authorized to grant Deferred Stock Units to any Participant. The number of Deferred Stock Units shall be determined by the Committee and may (but is not required to) be based on one or more Performance Criteria, Performance Formulae or Performance Goals, including service to the Company, as the Committee determines, in each case on a specified date or dates or over any period or periods determined by the Committee. Each Deferred Stock Unit shall entitle the holder thereof to receive one share of Common Stock on the date the Deferred Stock Unit becomes vested or upon a specified settlement date thereafter (which settlement date may (but is not required to) be the date of the holder’s termination of service). Shares of Common Stock underlying a Deferred Stock Unit award which is subject to a vesting schedule or other conditions or criteria set by the Committee will not be issued until on or following the date that those conditions and criteria have been satisfied. Unless otherwise provided by the Committee, a holder of Deferred Stock Units shall have no rights as a Company shareholder with respect to such Deferred Stock Units until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the shares of Common Stock underlying the Award have been issued to such holder.

11. Performance Compensation Awards.

(A) Generally. The Committee shall have the authority, at the time of grant of any Award described in Section 9 or 10 of the Plan, to designate such Award as a Performance Compensation Award. The Committee shall also have the authority to grant a standalone cash-based Performance Compensation Award pursuant to this Section 11.

(B) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply, the Performance Formula, and the form of settlement for such Award. With regard to the Performance Compensation Awards to be issued for such Performance Period, the Committee may exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(C) Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) may be based on the attainment of specific levels of performance of the Company (and/or one or more Affiliates, divisions or operational units, or any combination of the foregoing) and may include, but shall not be limited to, the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue, gross revenue growth; (v) gross profit or gross profit growth; (vi) net operating profit (before or after taxes); (vii) return measures (including, but not limited to, return on investment, assets (including net assets), capital, invested capital, equity, or sales); (viii) cash flow measures (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (ix) earnings before or after taxes, interest, depreciation or amortization; (x) gross or operating margins; (xi) productivity ratios; (xii) share price (including, but not limited to, growth measures and total stockholder return); (xiii) expense targets; (xiv) operating efficiency; (xv) objective measures of customer satisfaction; (xvi) working capital targets; (xvii) measures of economic value added; (xviii) inventory control; (xix) enterprise value; (xx) sales; (xxi) stockholder return; (xxii); client retention; (xxiii) competitive market metrics; (xxiv) employee retention; (xxv) timely completion of new product rollouts; (xxvi) timely launch of new facilities; (xxvii) objective measures of personal targets, goals or completion of projects (including, but not limited to, succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions, expansions of specific business operations and meeting divisional or project budgets); (xxviii) any other objective or subjective criteria, including individual performance criteria, as determined by the Committee; or (xxix) any combination of the foregoing. Any one or more of the Performance Criteria may be used on an absolute, adjusted, or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any divisional or operational unit(s) of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph.

(D) Modification of Performance Goal(s). The Committee may alter Performance Criteria or modify the calculation of a Performance Goal without obtaining shareholder approval to reflect any event that would reasonably be expected to affect or alter such Performance Criteria or Performance Goal, including, but not limited to: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) nonrecurring items; (vi) acquisitions or divestitures; (vii) any other specific unusual or infrequently occurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) a change in the Company’s fiscal year; or (x) any other event as determined by the Committee.

(E) Payment of Performance Compensation Awards.

(i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Participant Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii) Limitation. Unless otherwise provided in the applicable Participant Agreement, a Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals.

(iii) Use of Negative Discretion. In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate.

(F) Timing of Award Payments. Unless otherwise provided in the applicable Award agreement, Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following the Committee’s determination of the amount earned. Unless otherwise provided in the applicable Award agreement, any Performance Compensation Award that is otherwise payable in shares of Common Stock shall be credited (during the period between the Date of Grant and the payment date) with dividend equivalents (in a manner consistent with the methodology set forth in the last sentence of Section 1(a)(ii)).

12. Changes in Capital Structure and Similar Events. In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the shares of Common Stock, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation, any or all of the following:

(i) adjusting any or all of (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals);

(ii) providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of Awards or providing for a period of time for exercise prior to the occurrence of such event; and

(iii) cancelling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor);

provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic No. 718, or any successor thereto), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section 12 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and no such adjustment shall be made that would cause any Award which is exempt from Code Section 409A or which is or becomes subject to Code Section 409A to fail to comply with the requirements of Code Section 409A and any adjustments under this Section 12 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Any such adjustment shall be conclusive and binding for all purposes. Notwithstanding the foregoing, the Committee may, in its discretion, provide in any Award agreement for the acceleration of the exercisability, vesting and/or settlement in connection with such Change in Control of each or any outstanding Award or portion thereof and shares of Common Stock acquired pursuant thereto upon such conditions (if any), including termination of the Participant’s service prior to, upon or following such Change in Control, to the extent as the Committee shall determine.

13. Amendments and Termination.

(A) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment,

alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company may be listed or quoted); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section (B) without stockholder approval.

(B) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without stockholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash in a manner which would result in any “repricing” for financial statement reporting purposes (or otherwise cause the Award to fail to qualify for equity accounting treatment) and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.

14. General.

(A) Award Agreements. Each Award under the Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including, without limitation, the effect on such Award of the death, Disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee. For purposes of the Plan, an Award agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award. The Committee need not require an Award agreement to be signed by the Participant or a duly authorized representative of the Company.

(B) Minimum Vesting Requirement. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than cash-based Awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards, (ii) Shares delivered in lieu of fully vested cash Awards, (iii) Awards to Eligible Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section (B) (subject to adjustment under Section 12); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of Retirement, death, Disability or a Change in Control, in the terms of the Award or otherwise.

(C) Nontransferability.

(i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (1) by the Board or the Committee, as applicable, in its sole discretion, or (2) as provided in the applicable Award agreement (each transferee described in clause (A), (B), (C) or (D) above is hereinafter referred to as a “Permitted Transferee”) provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii) The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee, and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

(D) Dividends and Dividend Equivalents. The Committee in its sole discretion may provide a Participant as part of an Award with dividends or dividend equivalents, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards. However, dividends and dividend equivalents credited or payable in connection with an Award that has not yet vested shall be subject to the same restrictions and risk of forfeiture as the underlying Award and shall not be paid until the underlying Award vests.

(E) Tax Withholding.

(i) A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Stock, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability (but no more than the maximum required statutory withholding liability) by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest) owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability. Participant may elect to satisfy such withholding liability through cash or cash proceeds.

(F) No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(G) International Participants. With respect to Participants who reside or work outside of the United States of America, the Committee may in its sole discretion amend the terms of the Plan or Sub Plans or outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(H) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary or beneficiaries, as applicable, who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(I) Termination of Employment. Except as otherwise provided in the applicable Participant Agreement, unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa) shall be considered a termination of employment or service of such Participant with the Company or an Affiliate; and (ii) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be considered a termination of employment or service of such Participant with the Company or an Affiliate for purposes of the Plan.

(J) No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock that are subject to Awards hereunder until such shares have been issued or delivered to that person.

(K) Government and Other Regulations.

(i) The obligation of the Company to settle Awards in Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted and any other applicable federal, state, local or non-U.S. laws, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on certificates representing shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any Affiliate delivered under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions, blockage, other market considerations or any combination of the foregoing would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

(L) No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

(M) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(N) Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(O) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(P) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.

(Q) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(R) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Ohio applicable to contracts made and performed wholly within the State of Ohio, without giving effect to the conflict of laws provisions thereof.

(S) Severability. If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(T) Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(U) 409A of the Code. Each Award granted under the Plan is intended to be either exempt from or in compliance with the requirements of Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan or any other plan maintained by the Company (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. If a Participant is a Specified Employee at the time of the Participant’s Separation from Service with the Company, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under an Award (which Award is subject to Section 409A of the Code and otherwise provides for the commencement of payments or benefits upon Separation from Service) shall be deferred until the date that is six months following the Participant’s Separation from Service (or such other period as required to comply with Section 409A of the Code).

(V) Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, a Participant Agreement may provide that the Committee may in its sole discretion cancel such Award if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. A Participant Agreement may also provide that if the Participant engages in any activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of such Award, and must repay the gain to the Company.

(W) Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held Virtually on January 27, 2021.

MERIDIAN BIOSCIENCE, INC.

Meeting Information

Meeting Type:           Annual Meeting

For holders as of:     December 3, 2020

Date: January 27, 2021        Time:    2:00 PM EST

Location:   Meeting live via the Internet-please visit

  www.virtualshareholdermeeting.com/VIVO2021

The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit www.virtualshareholdermeeting.com/VIVO2021 and be sure to have the information that is printed in the box marked by the arrow (located on the following page).

MERIDIAN BIOSCIENCE, INC. 3471 RIVER HILLS DRIVE CINCINNATI, OH 45244

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

—  Before You Vote  —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT           ANNUAL REPORT ON FORM 10-K

How to View Online:

Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:       www.proxyvote.com

2) BY TELEPHONE:  1-800-579-1639

3) BY E-MAIL*:          sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before January 13, 2021 to facilitate timely delivery.

—  How To Vote  —

Please Choose One of the Following Voting Methods

Vote By Internet:

Before The Meeting:

Go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

During The Meeting:

Go to www.virtualshareholdermeeting.com/VIVO2021. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Telephone: You can vote by telephone by requesting a paper copy of the materials, which will include a proxy card that will provide instructions on how to vote via telephone.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

01) JAMES M. ANDERSON 06) DAVID C. PHILLIPS 02) ANTHONY P. BIHL III 07) JOHN M. RICE, JR. 03) DWIGHT E. ELLINGWOOD 08) CATHERINE A. SAZDANOFF 04) JACK KENNY 09) FELICIA WILLIAMS 05) JOHN C. MCILWRAITH

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

2. Ratification of the appointment of Grant Thornton LLP as Meridian’s independent registered public accountants for fiscal year 2021.

3. Approval of the 2021 Omnibus Award Plan.

4. Approval on an advisory basis of the compensation of named executive officers, as disclosed in the Proxy Statement (“Say-on-Pay” Proposal).

NOTE: Such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof. Only shareholders of record at the close of business on December 3, 2020 are entitled to notice of and to vote at the meeting.

MERIDIAN BIOSCIENCE, INC. 3471 RIVER HILLS DRIVE CINCINNATI, OH 45244

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on January 26, 2021, the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/VIVO2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on January 26, 2021, the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D27824-P46855                    KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.         DETACH AND RETURN THIS PORTION ONLY

MERIDIAN BIOSCIENCE, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

1. Election of Directors		☐	☐	☐

Nominees:
01) JAMES M. ANDERSON	06) DAVID C. PHILLIPS
02) ANTHONY P. BIHL III	07) JOHN M. RICE, JR.
03) DWIGHT E. ELLINGWOOD	08) CATHERINE A. SAZDANOFF
04) JACK KENNY 05) JOHN C. MCILWRAITH	09) FELICIA WILLIAMS

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	For	Against	Abstain

2. Ratification of the appointment of Grant Thornton LLP as Meridian’s independent registered public accountants for fiscal year 2021.	☐	☐	☐

3. Approval of the 2021 Omnibus Award Plan.	☐	☐	☐

4. Approval on an advisory basis of the compensation of named executive officers, as disclosed in the Proxy Statement (“Say-on-Pay” Proposal).	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof. Only shareholders of record at the close of business on December 3, 2020 are entitled to notice of and to vote at the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

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D27825-P46855

MERIDIAN BIOSCIENCE, INC.

Annual Meeting of Shareholders

January 27, 2021 2:00 PM

This proxy is solicited by the Board of Directors

The undersigned hereby appoints JACK KENNY and BRYAN T. BALDASARE, and either of them, attorneys and proxies of the undersigned, each with the power of substitution and re-substitution, to represent and vote all shares of Common Stock of Meridian Bioscience, Inc. which the undersigned may be entitled to vote on the matters specified on the reverse side (and in their discretion to cumulate votes in the election of directors if cumulative voting is invoked by a shareholder through proper notice to the Company) and, in their discretion, with respect to such other matters as may properly come before the Annual Meeting of Shareholders of Meridian Bioscience, Inc. to be held virtually on January 27, 2021, at 2:00 p.m. Eastern Standard Time, and any continuation, postponement or adjournment of such Annual Meeting.

This proxy, when properly executed, will be voted as directed by the shareholder(s). If no such directions are made, this proxy will be voted FOR the election to the Board of Directors of all of the nominees under Proposal 1 and FOR each remaining proposal as recommended by the Board of Directors.

Please mark, sign, date, and return this proxy card promptly using the enclosed reply envelope.

Continued and to be signed on reverse side